As Filed with the Securities and Exchange Commission on July , 2000 Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                    PHC, INC.
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
         (State or other jurisdiction of incorporation or organization)

                                   04-2601571
                                   ----------
                      (I.R.S. Employer Identification No.)

                                 BRUCE A. SHEAR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    PHC, INC.
                           200 LAKE STREET - SUITE 102
                          PEABODY, MASSACHUSETTS 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 with a copy to:

                                ARNOLD WESTERMAN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PPLC
                           1050 CONNECTICUT AVENUE, NW
                              WASHINGTON, DC 20036
                                 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              C A L C U L AT I ON   O F   R E G I S T R A T I ON   F E E

                        NUMBER OF      PROPOSED         PROPOSED      AMOUNT OF
 TITLE OF EACH CLASS     SHARES        MAXIMUM          MAXIMUM     REGISTRATION
 OF SECURITIES TO BE      BEING     OFFERING PRICE     AGGREGATE         FEE
      REGISTERED       REGISTERED     PER SHARE      OFFERING PRICE

Class A Common Stock,
    $.01 par value       1,408,018        $1.25        $1,760,023      $533.34

--------------------------------------------------------------------------------

                       SUBJECT TO COMPLETION, DATED , 2000

PROSPECTUS
                                    PHC, INC.

                            PIONEER BEHAVIORAL HEALTH

                    1,408,018 SHARES OF CLASS A COMMON STOCK

      This prospectus covers the sale from time to time of shares of the company's class A common stock, issuable on conversion of 136,000 shares of series C convertible preferred stock and the exercise of warrants to purchase 125,000 shares of class A common stock by a selling security holder.

      The company will only receive proceeds if warrants are exercised. Such funds will be added to working capital. All other proceeds will be realized by the selling security holder. The company is obligated to pay all of the expenses incident to the prospectus estimated to be approximately $25,000.

      The class A common stock trades in the over-the-counter market and current prices are available on the Nasdaq SmallCap market under the symbol PIHC. On July 5, 2000, the closing bid price of the class A common stock was $1.25.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS  , 2000

                                   OUR COMPANY

      Our company is a national health care company, which provides psychiatric services primarily to individuals who have alcohol and drug dependency, related disorders and to individuals in the gaming and trucking industry. We operate substance abuse treatment facilities in Utah and Virginia, four outpatient psychiatric facilities in Michigan, two outpatient psychiatric facilities in Nevada and an inpatient psychiatric facility in Michigan. We also provide management and administrative services to psychotherapy and psychological practices in New York and operate a website, Behavioralhealthonline.com, which provides education, training and materials to behavioral health professionals.

Our company provides behavioral health- services and products through inpatient and outpatient facilities and online to behavioral health professionals. Our substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care facilities, which permit us to provide our clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. We tailor these programs and services to "safety-sensitive" industries and concentrate our marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries. Our psychiatric facility provides inpatient psychiatric care and intensive outpatient treatment, referred to as partial hospitalization, to children, adolescents and adults. Our outpatient mental health clinics provide services to employees of major employers, as well as to managed care, Medicare and Medicaid clients. The psychiatric services are offered in a larger, more traditional setting than PHC's substance abuse facilities, enabling PHC to take advantage of economies of scale to provide cost-effective treatment alternatives.

      The company treats employees who have been referred for treatment as a result of compliance with Subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as the Drug Free Workplace Act), which requires employers who are Federal contractors or Federal grant recipients to establish drug-free awareness programs which, among other things, inform employees about available drug counseling; rehabilitation and employee assistance programs. We also provide treatment under the Department of Transportation implemented regulations, which broaden the coverage and scope of alcohol and drug testing for employees in "safety sensitive" positions in the transportation industry.

      The company was incorporated in 1976 and is a Massachusetts corporation. Our corporate offices are located at 200 Lake Street, Suite 102, Peabody, MA 01960 and our telephone number is (978) 536-2777.

                                  THE OFFERING

Securities Outstanding as of June 30, 2000:

Class A common stock                7,016,832
Class B common stock                  726,991
Class C common stock                        0
Preferred stock                       136,000
Securities Offered                  1,408,018 shares of class A common stock, of
                                              which 1,283,018 are issuable on
                                              conversion of preferred stock and
                                              125,000  are issuable on exercise
                                              of warrants.

NASDAQ Symbol                                 PIHC

Proceeds to the company            $  375,000 Assuming the warrants are
                                              exercised,
                                              this amount will be added to our
                                              working capital.  All other
                                              proceeds will be retained by the
                                              selling security holder.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                NINE MONTHS ENDED
                                      MARCH 31,         YEAR ENDED JUNE 30,
                                      ----------        -------------------
                                   2000        1999       1999       1998
                                ----------------------------------------------
STATEMENTS OF OPERATIONS DATA:
Revenue                      $14,851,592 $14,371,529  $19,139,496  $21,246,189
Operating expenses            14,738,446  14,605,109   19,691,234   24,346,787
                              ----------  ----------   ----------   ----------
Income (loss) from operations    113,146    (233,580)    (551,738)  (3,100,598)

Other expense                   (129,356)   (597,834)    (742,914)    (839,706)

Provision for taxes               53,289      44,635       59,434      219,239
                                 --------    --------     -------     ---------
Loss from continuing           $ (69,499)  $(876,049) $(1,354,086) $(4,159,543)
operations

Loss from discontinued                --          --           --   (2,220,296)
operations

Net Loss                       $ (69,499)  $(876,049) $(1,354,086) $(6,379,839)

Dividends                       (589,514)    (92,356)    (142,110)    (207,060)

Loss applicable to common      $(659,013)  $(968,405) $(1,496,196) $(6,586,899)
shares

Basic and diluted Loss per     $   (0.10)  $   (0.16) $     (0.25) $     (1.26)
common share

Basic and diluted weighted
average number of shares
outstanding                    6,645,742   5,910,928    6,008,263    5,237,168
                                           AS OF
                                      MARCH 31, 2000
BALANCE SHEET DATA:
Total assets                             $ 15,612,856
Working capital   (deficit)                (2,553,482)
Long-term obligations                       2,040,479
Stockholders' equity                        3,280,164

                                  RISK FACTORS

      An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

OPERATING RISKS

       THE CONCENTRATION OF ACCOUNTS RECEIVABLE DUE FROM GOVERNMENT PAYORS COULD CREATE A SEVERE CASH FLOW PROBLEM SHOULD THESE AGENCIES FAIL TO MAKE TIMELY PAYMENT. We had substantial receivables from Medicaid and Medicare of approximately $155,000 at March 31,2000 and $400,000 at June 30, 1999, which would create a cash flow problem should these agencies defer or fail to make reimbursement payments as due, which would require us to borrow at unfavorable rates.

      IF MANAGED CARE ORGANIZATIONS DELAY APPROVING TREATMENT, OR REDUCE THE PATIENT LENGTH OF STAY OR NUMBER OF VISITS OR REIMBURSEMENT, OUR COMPANY'S ABILITY TO MEET OPERATING EXPENSES IS AFFECTED. As managed care organizations and insurance companies adopt policies that limit the length of stay for substance abuse treatment, our business is materially adversely affected since our revenues and cash flow go down and our fixed operating expenses continue. Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on our ability to substantiate the medical necessity of treatment. The process of substantiating a claim often takes up to four months and sometimes longer; as a result, we experience significant delays in the collection of amounts reimbursable by third-party payors, which adversely affects our working capital condition.

      AS OUR ACCOUNTS RECEIVABLE AGE AND BECOME UNCOLLECTABLE OUR CASH FLOW IS NEGATIVELY IMPACTED. Our accounts receivable (net of allowance for bad debts) increased to $7,273,608 on March 31, 2000 from $6,214,663 at December 31, 1999 due to an increase of approximately $1,435,000 in net revenue from patient care for the quarter ended March 31, 2000 over the quarter ended December 31, 1999. Our accounts receivable (net of allowance for bad debts) were $6,214,663 at December 31, 1999 compared with $6,938,227 at June 30, 1999 and $8,126,972 at
June 30, 1998. As we expand, we will be required to seek payment from a larger number of payors and the amount of accounts receivable will likely increase. The overall decrease in current accounts receivable through December 31, 1999 was due primarily to significant increases in reserves due to our more aggressive reserve policies established in June 1997. If the amount of receivables, which eventually become uncollectible, exceeds such reserves, we could be materially adversely affected. In addition, any decrease in our ability to collect our accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on our results of operations. See the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

       DUE TO THE COMPANY'S CURRENT HIGH DEBT TO EQUITY RATIO AND RECENT LOSSES FROM OPERATIONS, IF THE COMPANY NEEDS ADDITIONAL FINANCING IT MAY REQUIRE BORROWING AT UNFAVORABLE RATES. We are utilizing, to the maximum extent, our accounts receivable funding facilities, which bear interest at the prime rate plus 2.25%, to meet our current cash needs. Should we require additional funds to meet our cash flow requirements or to fund growth or new investments, we may be required to meet these needs with more costly financing. If we are unable to obtain needed financing, it could have a material adverse effect on our financial condition, operations and business prospects. See Consolidated Financial Statements and related notes included or incorporated into this prospectus by reference.

       THE  COMPANY'S  RELIANCE  ON  CONTRACTS  WITH  KEY  CLIENTS  TO  MAINTAIN
SUFFICIENT PATIENT CENSUS WOULD IMPACT OUR ABILITY TO MEET OUR FIXED COSTS SHOULD ONE OR MORE OF THESE CLIENTS CANCEL CONTRACTS OR BE UNABLE TO PAY FOR SERVICES RENDERED. We have entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to us for treatment, the cost of which is reimbursed on a per diem or per capita basis. Approximately 30% of our total revenue is derived from these key clients. No one of these large employers, health care institutions or labor unions individually accounts for 10% or more of our consolidated revenues, the loss of any of these key clients would require us to expend considerable effort to replace patient referrals and would result in revenue losses and attendant loss in income.

   CONTROL OF THE HEALTHCARE INDUSTRY EXERCISED BY FEDERAL, STATE AND LOCAL REGULATORY AGENCIES CAN INCREASE COSTS, ESTABLISH MAXIMUM REIMBURSEMENT LEVELS AND LIMIT EXPANSION. Our company and the health care industry are subject to rapid regulatory change with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures, reimbursement for services rendered and periodic government inspections. Governmental budgetary restrictions have resulted in limited reimbursement rates in the healthcare industry including our company. As a result of these restrictions we cannot be certain that payments under government programs will remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the State of Michigan, are considering reductions in state Medicaid budgets.

   INSURANCE COMPANIES AND MANAGED CARE ORGANIZATIONS ARE ENTERING INTO SOLE SOURCE CONTRACTS WITH HEALTHCARE PROVIDERS, WHICH COULD LIMIT OUR ABILITY TO OBTAIN PATIENTS. Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. Continued growth in the use of carve-out systems could materially adversely affect our business to the extent we are not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

      IF WE ACQUIRE NEW BUSINESSES OR EXPAND OUR BUSINESSES, THE OPERATING COSTS MAY BE FAR GREATER THAN REVENUES FOR A SIGNIFICANT PERIOD OF TIME. The operating losses and negative cash flow associated with start-up operations or acquisitions could have a material adverse effect on our profitability and liquidity unless and until such facilities are fully integrated with our other operations and become self sufficient. Until such time we may be required to borrow at higher rates and less favorable terms.

      THE LIMITED NUMBER OF HEALTHCARE PROFESSIONALS IN THE AREAS IN WHICH WE OPERATE MAY CREATE STAFFING SHORTAGES. Our success depends, in large part, on our ability to attract and retain highly qualified personnel, particularly skilled health care personnel, which are in short supply. We face competition for such personnel from governmental agencies, health care providers and other companies and are constantly increasing our employee benefit programs, and related costs, to maintain required levels of skilled professionals. These increasing costs impact our profitability.

MANAGEMENT RISKS

       BRUCE A. SHEAR IS IN CONTROL OF THE COMPANY SINCE HE IS ENTITLED TO ELECT AND REPLACE A MAJORITY OF THE BOARD OF DIRECTORS. Bruce Shear and his affiliates own and control 92.3% of the class B common stock which elects three of the five members of the Board of Directors. Bruce Shear can establish, maintain and control business policy and decisions by virtue of his control of the board of directors.

      RETENTION OF KEY PERSONNEL WITH KNOWLEDGE OF KEY CONTRACTS AND CLIENTS IS ESSENTIAL TO THE SUCCESS OF THE COMPANY. PHC is highly dependent on the principal members of its management and professional staff, particularly Bruce
A. Shear, PHC's President and Chief Executive Officer, Robert H. Boswell, PHC's Senior Vice President and the other members of PHC's management and their continued relationship with key clients.

MARKET RISKS

       THE NASDAQ STOCK MARKET MAY DELIST THE COMPANY'S STOCK FROM THE NASDAQ EXCHANGE IF THE COMPANY FAILS TO MEET LISTING REQUIREMENTS. The Nasdaq staff has notified us of its concern regarding the continued listing of our Common Stock on the Nasdaq SmallCap Market based on our failure to maintain a minimum bid price greater than $1.00 over thirty consecutive trading days as required. Nasdaq has also advised us that we are not in compliance with the required Net Tangible Assets for listing. We believe that we are now in compliance with the minimum bid price requirement since our bid price for Common Stock has closed higher than $1.00 for the past fifteen trading days. We have discussed the net tangible asset requirement with the Nasdaq and believe that we will be in compliance with this requirement following the close of our current fiscal year. We are awaiting response from the Nasdaq as to whether it will grant us the time required to get into compliance with this requirement.

       SHOULD THE COMPANY'S SECURITIES BE DELISTED FROM THE NASDAQ STOCK MARKET, STOCKHOLDERS MAY HAVE DIFFICULTY SELLING THE STOCK. If our Common Stock is delisted from Nasdaq, the Common Stock would be traded on the bulletin board. Cost of trading on the bulletin board can be more than the cost of trading on the SmallCap market and since there may be an absence of market makers on the bulletin board the price may be more volatile and it may be harder to sell the securities.

   IF OUR COMMON STOCK IS NOT ACTIVELY TRADED, THE SMALL NUMBER OF TRANSACTIONS CAN RESULT IN SIGNIFICANT SWINGS IN THE MARKET PRICE, AND IT MAY BE DIFFICULT FOR STOCKHOLDERS TO DISPOSE OF STOCK IN A TIMELY WAY AT A DESIRABLE MARKET PRICE OR MAY RESULT IN PURCHASING OF SHARES FOR A HIGHER PRICE.

   OUR RIGHT TO ISSUE CONVERTIBLE PREFERRED STOCK MAY ADVERSELY AFFECT THE RIGHTS OF THE COMMON STOCK. Our Board of Directors has the right to establish the preferences for and issue up to 1,000,000 shares of preferred stock without further stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the market price of and the ability to sell common stock.

                              AVAILABLE INFORMATION

      The company filed a registration statement with the Securities and Exchange Commission covering the securities offered. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. For further information with respect to the company and the securities being offered, see the registration statement, and related exhibits and schedules. Copies of these documents are available for review at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N. W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Copies of such materials are available upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about PHC that is filed electronically at http:\\WWW.SEC.GOV. Reference is made to the copies of any contracts or other documents filed as exhibits to the registration statement.

      The company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     A copy of our Annual Report on Form 10-KSB for the year ended June 30, 1999, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

      We furnish our stockholders and warrant holders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Incorporated herein by reference and made a part of this prospectus are the following: (1) our Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 filed with the Commission on October 13, 1999 as amended on October 20, 1999 and November 29, 1999; (2) our Proxy Statement filed with the Commission on November 18, 1999; (3) our Quarterly Report on Form 10-QSB for the quarters ended September 30, 1999 filed with the Commission on November 15, 1999, December 31, 1999 filed with the Commission on February 14, 2000 as amended on May 3, 2000 and May 9, 2000 and March 31, 2000 filed with the Commission on May 12, 2000 as amended on June 1, 2000; and (4) the description of the Class A Common Stock, which is registered under Section 12 of the Exchange Act, contained in the company's Registration Statement on Form 8-A dated December 17, 1993, and the amendment thereto on Form 8-A/A dated March 2, 1994. All documents subsequently filed by the company with the Commission, as required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes to the financial statements) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

     The company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein. Requests for such information should be directed to: PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

                         SELLING SECURITY HOLDER

      The Shaar Fund, LTD acquired 136,000 shares of series C convertible preferred stock and warrants to purchase 125,000 shares of class A common stock from the company in June 2000. This prospectus registers the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants.

                     SHARES OF CLASS A
                       COMMON STOCK
                       BENEFICIALLY
                     OWNED OR ISSUABLE
                     ON CONVERSION OF
                       OUTSTANDING
                       CONVERTIBLE
NAME, ADDRESS AND    SECURITIES BEFORE       WARRANTS TO           NUMBER OF
PRIMARY CONTACT OF     THE OFFERING        PURCHASE SHARES         SHARES OF
SELLING SECURITY       EXCLUSIVE OF          OF CLASS A          CLASS A COMMON
   HOLDER              WARRANTS             COMMON STOCK          STOCK OFFERED
_______________________________________________________________________________
                                               EXERCISE    EXPIRATION
                                        NUMBER   PRICE        DATE
-------------------------------------------------------------------------------
The Shaar Fund Ltd.       1,283,018     125,000  $3.00     6/28/2003  1,408,018
Samuel Levinson
c/o Levinson Capital Mgmt
2 World Trade Center
Suite 1820
New York, NY 10048

     On June 28, 2000 the company entered into a securities purchase agreement with The Shaar Fund, LTD, an investor. As a result of this transaction, the Investor acquired a warrant to purchase 125,000 shares of class A common stock and 136,000 shares of series C 8% convertible preferred stock for $1,000,000. The investor is required to purchase an additional 34,000 shares of series C preferred stock as provided in the agreement for $250,000.

      Each share of preferred stock may be converted, in whole or in part, at any time following the earlier of 180 days after the Closing Date and the effective date of this prospectus.

     The number of shares of common stock issuable upon conversion of each share of preferred stock is calculated by multiplying the number of shares of preferred stock to be converted by the stated value of $10.00, plus accrued and unpaid dividends and divided by the applicable conversion price calculated as described below. For the purpose of this filing we are assuming the conversion price was $1.06 on the date of the transaction.

      The conversion price is equal to the lesser of 125% of the closing bid price for the Common Stock on the closing date of the agreement (subject to adjustment for any stock-split or stock combination to occur after the date of the agreement) and 97% of the market price (the arithmetic mean of the closing bid prices of the common stock as reported on Nasdaq for the five consecutive trading days on which the lowest closing bid prices are reported during any valuation period) on the date of conversion; PROVIDED that any unconverted preferred stock remaining 211 days after the closing date may be converted at a conversion price per share of common stock equal to 94% of the market price;

PROVIDED, FURTHER, that any unconverted preferred stock remaining 271 days after the closing date may be converted at a conversion price per share of common stock equal to 91% of the market price; and PROVIDED, FURTHER, that if the common stock is delisted off Nasdaq for any reason, then any remaining unconverted preferred stock may be converted at a conversion price per share of common stock equal to 50% of the market price. At the company's option, the amount of accrued and unpaid dividends as of the date of a conversion (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a dividend payment due date has occurred since the last dividend payment) shall not be subject to conversion but instead may be paid in cash as of the conversion date; if the company elects to convert the amount of such accrued and unpaid dividends at the conversion date into common stock, the common stock issued to the investor shall be valued at the applicable conversion price.

     Conversion of the preferred stock is subject to limitations by the agreement as follows. The investor shall not have the right, and the company shall not have the obligation, to convert all or any portion of the preferred stock (and the company shall not have the right to pay dividends on the preferred stock in shares of common stock) if and to the extent that the issuance to the investor of shares of common stock upon such conversion (or payment of dividends) would result in the investor being deemed the "beneficial owner" of more than 5% of the then outstanding shares of common stock within the meaning of Section 13(d) of the Securities Exchange Act.

      The agreement further provides that if and to the extent that, on any date, the holding by the investor of shares of the preferred stock would result in the investor's becoming subject to the provisions of Section 16(b) of the Exchange Act in virtue of being deemed the "beneficial owner" of more than 10% of the then outstanding shares of common stock, then the investor shall not have the right, and the company shall not have the obligation, to convert so many of the shares of preferred stock that it would cause the investor to be deemed the beneficial owner of more than 10% of the then outstanding shares of common stock during the period ending 60 days after the Section 16 determination date.

     Finally, the company shall not issue shares of common stock upon conversion of any shares of preferred stock or as a dividend on the preferred stock, if such issuance of common stock, when added to the number of shares of common stock previously issued by the company upon conversion of shares of the Preferred Stock, upon exercise of the Warrant and in payment of dividends on the preferred stock, would equal or exceed 20% of the number of shares of the common stock issued and outstanding on the date of issuance of the preferred stock.

                             PLAN OF DISTRIBUTION

     The class A common stock offered hereby may be sold from time to time in the over the counter market through underwriters, dealers, brokers or other agents. PHC will receive $375,000 if the warrants to purchase 125,000 shares being registered are exercised; however, PHC will receive no proceeds from the sale of the additional 1,283,018 shares of class A common stock included in this registration statement.

         The class A common stock offered may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The selling security holder will determine the selling price at the time of the transaction or by an agreement with its underwriters, dealers, brokers or other agents.

         Any underwriters, dealers, brokers or other agent to or through whom class A common stock offered hereby is sold may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which compensation to a particular underwriter, broker, dealer or other agent might be in excess of customary commissions). In addition, a selling security holder and any such underwriters, dealers, brokers or other agents may be deemed to be underwriters under the Securities Act, and any profits on the sale of class A common stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the class A common stock will be selected by a selling security holder and may have other business relationships with PHC and its subsidiaries or affiliates in the ordinary course of business. PHC cannot presently estimate the amount of any such discounts, commissions or concessions. PHC knows of no existing arrangements between the selling security holders and any underwriter, dealer, broker or other agent.

                                  LEGAL MATTERS

      Arent Fox Kintner Plotkin & Kahn, Washington, DC have passed upon the validity of the securities offered hereby for PHC.

                                     EXPERTS

      The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

No dealer,  salesman or any other  person
has   been   authorized   to   give   any
information     or    to     make     any
representations    other    than    those
contained   in   this    prospectus    in               PHC, INC.
connection   with   the   offering   made
hereby,  and,  if  given  or  made,  such       PIONEER BEHAVIORAL HEALTH
information or  representations  must not
be relied upon as having been  authorized
by  PHC.   This   Prospectus   does   not
constitute   an   offer   to  sell  or  a   1,408,018 SHARES OF CLASS A COMMON
solicitation  of an offer to buy,  by any                 STOCK
person  in any  jurisdiction  in which it
is unlawful  for such person to make such
offer  or   solicitation.   Neither   the
delivery  of  this   prospectus  nor  any
offer,    solicitation   or   sale   made
hereunder  shall under any  circumstances
create   any    implication    that   the
information herein contained is correct as of any time subsequent to the date of the prospectus.

            TABLE OF CONTENTS
                                      PAGE
Prospectus Summary                      3
Risk Factors
   Operating Risks:                   6-7
      Delay in government payments      6
      Managed care rates                6
      Collectability of Accounts
        Receivable                      6
      Lack of access to capital         6
      Reliance on key clients           7
      Rapid regulatory change           7
      Negative cash flow                7
      Sole source contracts             7
      Acquisition and expansion         7
      Staffing shortages                7
   Management Risks:                    8
     Control of PHC by Bruce A.
       Shear                            8
     Retaining key personnel            8
   Market Risks:                        8
     Nasdaq delisting                   8
     Common Stock liquidity             8
     Low trading volume                 8
     Issuance of Preferred Stock        8
Available Information                   9
Incorporation of Documents by
  Reference                            10
Selling security holders            11-15
Plan of Distribution                   16
Legal Matters                          17
Experts                                17
                                                        PROSPECTUS
                                                       JULY , 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder.

              SEC Registration Fee                    $     533.34
              NASDAQ Registration Fee                 $ 14,080,018
              Legal Fees and Expenses                 $   6,500.00
              Accounting Fees and Expenses            $   3,500.00
              Miscellaneous                           $     386.48
                                                      -------------
                                TOTAL                 $  25,000.00

The Registrant will bear all expenses shown above.

Item 15. Indemnification of Directors and Officers.

      Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Registrant during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

       In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of The Commonwealth of
Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PHC pursuant to the foregoing provisions, or otherwise, PHC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PHC of expenses incurred or paid by a director, officer or controlling person of PHC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PHC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

EXHIBIT INDEX

EXHIBIT NO.                              DESCRIPTION
         4.1 Form of Warrant Agreement. (Filed as exhibit 4.1 to PHC's Registration Statement on March 2, 1994)
         4.2 Form of Unit Purchase Option. (Filed as exhibit 4.4 to PHC's Registration Statement on March 2, 1994)
         4.3 Form of warrant issued to Robert A. Naify,  Marshall  Naify,  Sarah
             M. Hassanein and Whitney Gettinger. (Filed as exhibit 4.6 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
         4.4 Warrant Agreement by and among PHC, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement. (Filed as exhibit 4.8 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
         4.5 Warrant Agreement issued to Alpine Capital Partners, Inc. to purchase 25,000 Class A Common shares dated October 7, 1996. (Filed as exhibit 4.15 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission November 5, 1996. Commission file number 0-22916).
         4.6 Warrant  Agreement  issued  to  Barrow  Street  Research,  Inc.  to purchase 3,000 Class A Common shares dated February 18, 1997. (Filed as exhibit 4.17 to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.7 Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.8 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock dated 6/4/97. (Filed as exhibit 4.22 to PHC's Registration
             Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.9 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97. (Filed as exhibit 4.25 to PHC's report on Form
             10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
        4.10 Transfer from Seacrest Capital Securities of PHC, Inc. and securities to Summit Capital Limited dated 12/19/97. (Filed as exhibit 4.26 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
        4.11 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock. (Filed as exhibit 4.27 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-22916).
        4.12 Subscription Agreements and Warrants for Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit 4.28 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-22916).
        4.13 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998. (Filed as exhibit 4.16 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).

 EXHIBIT NO.                             DESCRIPTION

        4.14 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998. (Filed as exhibit 4.15 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927.)
        4.15 Warrant Agreement by and between Joan Finsilver and PHC, Inc. dated 07/31/98 for 60,000 shares Common Stock. (Filed as exhibit 4.16 to PHC's report on 10-KSB filed with the Securities and Exchange Commission on October 13, 1998. Commission file number 0-22916. Replaces exhibit 4.23 to PHC's report on Form 10-KSB. Filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
        4.16 Warrant Agreement by and between Brean Murray and company and PHC, Inc. dated 07/31/98 for 90,000 shares Common Stock. (Filed as exhibit 4.17 to PHC's report on 10-KSB filed with the Securities and Exchange Commission on October 13, 1998. Replaces exhibit 4.23 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
        4.17 Warrant Agreement by and between HealthCare Financial Partners, Inc. and its subsidiaries (collectively "HCFP) and PHC, Inc. dated July 10, 1998 - Warrant No. 3 for 20,000 shares of Class A Common Stock. (Filed as exhibit 4.18 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
        4.19 12% Convertible Debenture by and between PHC, Inc., and Dean & Co., dated December 3, 1998 in the amount of $500,000. (Filed as exhibit 4.20 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
        4.20 Securities Purchase Agreement for 12% Convertible Debenture by and between PHC, Inc. and Dean & Co., a Wisconsin nominee partnership for Common Stock. (Filed as exhibit 4.21 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
        4.21 Warrant Agreement to purchase up to 25,000 shares of Class A Common Stock by and between PHC, Inc., and Dean & Co., dated December 3, 1998. (Filed as exhibit 4.22 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
        4.22 Warrant Agreement by and between PHC, Inc., and National Securities Corporation dated January 5, 1999 to purchase 37.500 shares of Class A Common Stock. (Filed as exhibit 4.23 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
        4.23 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares, 15,000 shares, 5,000 shares, 5,000 shares, 50,000 shares and 10,000 shares of Class A Common Stock dated
             December  31,  1998;  5,000  shares of Class A Common  Stock  dated
             December 1, 1998; 10,000 shares of Class A Common Stock dated January 1, 1999; and 10,000 shares of Class A Common Stock dated February 1, 1999. (Filed as exhibit 4.24 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
        4.24 Warrant Agreement by and between PHC, Inc., and Barrow Street Research for 3,000 shares of Class A Common Stock dated February 23, 1999.
        4.25 Warrant  Agreement by and between PHC,  Inc.,  and George H. Gordon for 10,000 shares of Class A Common Stock dated March 1, 1999.
        4.26 Agreement  dated April 5, 1999  modifying  the payment terms on the price guarantee associated with the Series B Convertible Preferred Stock.

EXHIBIT NO.                             DESCRIPTION

        4.27 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated May 1, 1999. (Filed as exhibit 4.27 to the company's Registration Statement on Form S-3 dated May 14, 1999. Commission file number 0-22916).
        4.28 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated April 1, 1999. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.29 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated July 1, 1999. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.30 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated August 1, 1999. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.31 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated April 5, 1999. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.32 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated July 5, 1999. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.33 Subscription Agreement and Warrants Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
        4.34 Warrant to purchase 40,000 shares of Class A Common Stock by and between PHC, Inc. and CCRI, Inc. and Warrant to purchase 40,000 shares of Class A Common Stock by and between PHC, Inc. and M&K Partners both dated 3/3/97; replaces warrant for 160,000 shares dated 3/3/97 by and between PHC, Inc. and CCRI, Inc. (Filed as exhibit to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 11, 2000. Commission file 0-22916).
       *4.35 Certificate of Designation of Series C Convertible  Preferred Stock
             of PHC, Inc. adopted by the Board of Directors on June 15, 2000 and June 26, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number).
       *4.36 Common  Stock  Purchase  Warrant by and between  PHC,  Inc. and The
             Shaar Fund Ltd. dated June 28, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number ).
        *5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.
        10.1 1993 Stock Purchase and Option Plan of PHC, Inc., as amended December 26, 1997. (Filed as exhibit 10.1 to the company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
        10.2 Form of Warrant Agreement for Bridge financing with List of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable. (Filed as exhibit
             10.6 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).

 EXHIBIT NO.                             DESCRIPTION

        10.3 Lease Agreement between Palmer-Wells Enterprises and AIHS, Inc. and Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7, 1992. (Filed as exhibit 10.14 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
        10.4 Note of PHC of Virginia, Inc. in favor of Himanshu S. Patel and Anna H. Patel, dated April 1, 1995, in the amount of $10,000. (Filed as exhibit 10.29 to the company's annual report on Form 10-KSB. Filed with the Securities and Exchange on October 2, 1995. Commission file number 0-22916).
        10.5 Note of PHC of Virginia, Inc. in favor of Mukesh P. Patel and Falguni M. Patel, dated April 1, 1993, in the amount of $10,000. (Filed as exhibit 10.30 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
        10.6 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date. (Filed as exhibit 10.33 to Form SB-2 dated March 2, 1994). Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia Inc. and each assignor dated as of June 30, 1994. (Filed as exhibit 10.57 to Form 10-KSB on September 28, 1994).
        10.7 Security Agreement Note of PHC of Virginia, Inc. in favor of Mount Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July
             1987. (Filed as exhibit 10.34 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
        10.8 Copy of Note of Bruce A. Shear in favor of Steven J. Shear, dated December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988. (Filed as exhibit 10.52 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
        10.9 Lease Agreement by and between Conestoga Corp. and PHC, Inc., dated July 11, 1994. (Filed as exhibit 10.69 to the company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-22916).
       10.10 Renewal of Lease Addendum between Palmer Wells Enterprises and PHC of Utah, Inc., executed February 20, 1995. (Filed as exhibit
             10.73 to the company's annual report on Form 10-KSB, filed with the Securities and Exchange on October 2, 1995. Commission file number 0-22916)
       10.11 1995 Employee Stock Purchase Plan. (Filed as exhibit 10.74 to the company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418.
             As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).
       10.12 1995 Employee Stock Purchase Plan. (Filed as exhibit 10.74 to the company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418.
             As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).

 EXHIBIT NO.                             DESCRIPTION

       10.13 1995  Non-Employee  Director  Stock Option Plan.  (Filed as exhibit
             10.75 to the company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418. As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).
       10.14 Loan and Security Agreement of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995. (Filed as exhibit
             10.76 to the company's Form 10-KSB, filed with the Securities and Exchange Commission on October 4, 1996.)
       10.15 Secured Promissory Note in the amount of $750,000 by and between PHC of Nevada, Inc. and LINC Anthem Corp. (Filed as exhibit 10.77 to the company's Form 10-KSB, filed with the Securities and Exchange Commission on October 4, 1996.)
       10.16 Stock Pledge by and between PHC, Inc. and Linc Anthem Corporation. (Filed as exhibit 10.81 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. )
       10.17 Custodial Agreement by and between LINC Anthem Corporation and PHC, Inc. and Choate, Hall and Stewart dated July 25, 1996. (Filed as exhibit 10.85 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-22916).
       10.18 Loan and Security Agreement by and between Northpoint-Pioneer Inc. and LINC Anthem Corporation dated July 25, 1996. (Filed as exhibit
             10.86 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.19 Corporate Guaranty by PHC, Inc., PHC of Rhode Island, Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996 for North Point-Pioneer, Inc. (Filed as exhibit 10.87 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.20 Stock Pledge and Security Agreement by and between PHC, Inc. and LINC Anthem Corporation. (Filed as exhibit 10.88 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.21 Secured Promissory Note of North Point-Pioneer, Inc. in favor of LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000. (Filed as exhibit 10.89 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.22 Lease Agreement by and between PHC, Inc. and 94-19 Associates dated October 31, 1996 for BSC-NY, Inc. (Filed as exhibit 10.90 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.23 Note by and between PHC Inc. and Yakov Burstein in the amount of $180,000. (Filed as exhibit 10.91 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.24 Note by and between PHC, Inc. and Irwin Mansdorf in the amount of $570,000. (Filed as exhibit 10.92 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).

 EXHIBIT NO.                             DESCRIPTION

       10.25 Employment Agreement by and between BSC-NY, Inc. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.93 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.26 Consulting Agreement by and between BSC-NY, Inc. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.94 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.27 Agreement and Plan of Merger by and among PHC, Inc., BSC-NY, Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.95 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.28 Employment Agreement by and between Perlow Physicians, P.C. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.98 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.29 Agreement for Purchase and Sale of Assets by and between Clinical Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.99 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.30 Consulting Agreement by and between Perlow Physicians, P.C. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.100 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-22916).
       10.31 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000. (Filed as exhibit 10.106 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-22916).
       10.32 Employment Agreement for Dr. Himanshu Patel; Employment Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements. (Filed as exhibit 10.107 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-22916).
       10.33 Unconditional  Guaranty of Payment and  performance  by and between
             PHC, Inc. in favor of HCFP. (Filed as exhibit 10.112 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-22916).
       10.34 Amendment number 1 to Loan and Security Agreement dated May 21, 1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement. (Filed as exhibit 10.113 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-22916).

 EXHIBIT NO.                             DESCRIPTION

       10.35 Employment Agreement by and between Perlow Physicians P.C. and Nissan Shliselberg, M.D. dated March, 1997. (Filed as exhibit
             10.114 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.36 Option and Indemnity Agreement by and between PHC, Inc. and Nissan Shliselberg, M.D. dated February, 1997. (Filed as exhibit 10.115 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.37 Secured Term Note by and between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000 dated March, 1997. (Filed as exhibit 10.116 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.38 Mortgage between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000 dated March, 1997 for Secured Term Note. (Filed as exhibit 10.117 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.39 Submission of Lease between PHC, Inc. and Conestoga Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960. (Filed as exhibit 10.119 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.40 Master Equipment Lease Agreement by and between PHC, Inc. and LINC Capital Partners dated March 18, 1997 in the amount of $200,000. (Filed as exhibit 10.121 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.41 Agreement between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.122 to the company's report on Form 10-KSB, with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916)
       10.42 Master Contract by and between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit
             10.122 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997.
             Commission file number 0-22916)
       10.43 Deed, Deed of Trust and Deed Trust Note in the amount of $540,000 by and between Dillon and Dillon Associates and Pioneer Counseling of Virginia, Inc. (Filed as exhibit 10.124 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916)
       10.44 Financial Advisory Agreement, Indemnification Agreement and Form of Warrant by and between Brean Murray & company and PHC, Inc. dated 06/01/97. (Filed as exhibit 10.125 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916)
       10.45 Secured Term Note; Mortgage; Environmental Indemnity; Agreement Guaranty by PHC, Inc.; and Amendment No. 2 Loan and Security Agreement by and between Healthcare Financial; and PHC, Inc. of Michigan dated December, 1997. (Filed as exhibit 10.129 to the company's Registration Statement on Form SB-2 dated January 8, 1997. Commission file number 333-25231).
       10.46 First Amendment to Sale and Purchase Agreement by and between LINC Financial Services, Inc., LINC Finance Corporation VII and PHC of Rhode Island dated January 20, 1995 and Sale and Purchase Agreement dated March 6, 1995. (Filed as exhibit 10.132 to the company's 10-QSB dated February 17, 1998).

 EXHIBIT NO.                             DESCRIPTION

       10.47 Agreement by and between PHC, Inc., and Irwin Mansdorf and Yakov Burstein dated March 2, 1998. (Filed as exhibit 10.135 to the company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. Commission file number 0-22916 on April 29,
             1998).
       10.48 Secured Bridge Loan to be made to PHC, Inc. by HCFP Funding II, Inc. in the amount of $350,000 dated March 10, 1998. (Filed as exhibit 10.136 to the company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. Commission file number 0-22916 on April 29, 1998).
       10.49 First Amendment to Mortgage between PHC of Michigan, Inc. and HCFP Funding, Inc. (Filed as Exhibit 10.137 to the company's 10-QSB filed on May 15, 1998. Commission file number 0-22916).
       10.50 Secured  Unconditional  Guaranty of Payment and  performance by and between BSC-NY, Inc. and HCFP Funding II, Inc. in the amount of $350,000. (Filed as exhibit 10.58 to the company's Registration
             Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.51 Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.59 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.52 Credit Line Deed of Trust by and between PHC of Virginia, Inc., and HCFP Funding II, Inc. dated July, 1998. (Filed as exhibit
             10.60 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.53 Amendment No. 1 to Secured Bridge Note dated July 10, 1998 by and between PHC, Inc. and HCFP Funding II, Inc. (Filed as exhibit
             10.61 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.54 Promissory Note for $50,000 dated May 18, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.62 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.55 Promissory Note for $50,000 dated June 9, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.63 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.56 Letter Agreement dated May 31, 1998 by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. to terminate the Lease and Option Agreement entered into March 16, 1994. (Filed as exhibit 10.64 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
       10.57 Amendment No. 1 to Loan and Security Agreement in the amount of $4,000,000.00 by and among HCFP Funding, Inc., and PHC of
             Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.65 to the company's report on Form 10-KSB dated October 13, 1998. Commission file number 0-22916).
       10.58 Promissory Note by and between PHC, Inc. and Bruce A. Shear dated August 13, 1998, in the amount of $100,000. (Filed as exhibit
             10.66 to the company's report on Form 10-QSB dated November 3, 1998. Commission file number 0-22916).

 EXHIBIT NO.                             DESCRIPTION

       10.59 Amendment to Overline Letter Agreement pursuant to the Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated June 8, 1998 extending the maturity date from November 10, 1998 to May 10, 1999. (Filed as exhibit 10.67 to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on February 12, 1999. Commission file number 0-22916).
       10.60 The Overline Letter agreement pursuant to the Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998 extending the maturity date from November 10, 1998 to May 10, 1999. (Filed as exhibit 10.68 to the company's Registration Statement on Form 10-QSB dated 12, 1999. Commission file number 0-22916).
       10.61 Financial   Advisory  and  Consultant   Agreement  by  and  between
             National Securities Corporation and PHC, Inc. dated 01/05/99 (Filed as exhibit 10.69 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
       10.62 Agreement for Purchase and Sale of Pioneer Counseling of Virginia, Inc. to Dr. Mukesh Patel and Dr. Himanshu Patel dated February 15, 1999. (Filed as exhibit 10.62 to the company's Registration Statement on Form 10-QSB filed with the Securities and Exchange Commission on May 14, 1999. Commission file number 0-22916).
       10.63 This amendment no. 2 to secured bridge note (the "AMENDMENT") is hereby entered into as of the 10th day of May 1999 by and among PHC, INC., a Massachusetts corporation ("BORROWER"), and HCFP FUNDING II, INC., a Delaware corporation ("LENDER"). (Filed as an exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
    10.64 Seller's Settlement Statement related to the sale of the real estate owned by Pioneer Counseling of Virginia, Inc. dated March 15, 1999. (Filed as exhibit 10.64 to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 14, 1999. Commission file number 0-22916).
       10.65 This amendment no. 2 to secured bridge note (the "Amendment") is hereby entered into as of the 10th day of May 1999 by and among PHC, INC., a Massachusetts corporation ("Borrower"), and HCFP FUNDING II, INC., a Delaware corporation ("Lender"). (Filed as an exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
       10.66 Loan and Security Agreement by and between Heller Healthcare Finance, Inc. f/k/a HCFP Funding, Inc. and PHC of Michigan, Inc.
             PHC of Utah, Inc. PHC of Virginia, Inc. PHC of Rhode Island, Inc. and Pioneer Counseling of Virginia, Inc. dated August 11, 1999. (Filed as an exhibit to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
       10.67 Amendment number 3 to Secured Bridge Note dated May 10, 1999 by and between PHC, Inc. and HCFP (Filed as exhibit to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 13, 1999. Commission file number 0-22916).
       10.68 Promissory Note by and between PHC, Inc. and Mellon US Leasing Corporation dated November, 1999, in the amount of $160,000. (Filed as exhibit 10.68 to the company's report on Form 10-QSB dated November 15, 1999.

 EXHIBIT NO.                             DESCRIPTION

       10.69 Secured Term Loan for $1,000,000 by and between PHC of Michigan, Inc and Heller Finance, Inc., which includes Secured Term Note from Borrower; Restated Mortgage by and between Borrower and Lender; Guaranty of Term Loan by PHC, Inc.; Secured Guaranty of Term Loan by BSC-NY, Inc.; Guaranty of Term Loan by Bruce A. Shear and Letter Agreement. (Filed as exhibit to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on February 14, 2000. Commission file 0-22916).
       10.70 Amendment number 1 to Loan and Security Agreement dated February 17, 2000 by and between PHC of Michigan, Inc., PHC, of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc. and Pioneer Counseling of Virginia, Inc. and Heller Healthcare Finance, Inc., f/k/a HCFP Funding in the amount of $2,500,000. (Filed as exhibit to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 11, 2000. Commission file 0-22916).
      *10.71 Secured Term Note by and between PHC of  Michigan,  Inc. and Heller
             Healthcare Finance, Inc. in the amount of $500,000 dated May 23, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000).
      *10.72 Registration  Rights  Agreement  by and between  PHC,  Inc. and The
             Shaar Fund Ltd. dated June 28, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000.
      *10.73 Release  Notice by and between  PHC,  Inc.  and The Shaar Fund Ltd.
             dated June 28, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000.
      *10.74 Escrow  Instruction  by and between PHC,  Inc.; The Shaar Fund Ltd.
             and Cadwalader, Wickersham & Taft (an Escrow Agent) dated June 28, 2000. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000).
      *10.75 Securities  Purchase  Agreement  by and between  PHC,  Inc. and The
             Shaar Fund Ltd. dated June 28, 2000 to purchase 125,000 shares of Class A Common Stock. (Filed as exhibit to the company's Registration Statement on Form S-3 dated July 14, 2000).
        16.1 Letter on Change in Independent Public Accountants. (Filed as an exhibit to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994 and as
             exhibit 16.1 in the company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. (Commission file number 0-22916 on April 29, 1998).
       *21.1 List  of  Subsidiaries.  (Filed as an exhibit    to    the  Company
             Registration Statement on Form SB-3 dated July 14, 2000. *23.1 Consent of Independent Certified Public Accountants.
       *23.3 Consent of Arent Fox  Kintner  Plotkin & Kahn,  PPLC.  Included  in
             exhibit 5.1.
       *24.1 Power of Attorney: included on signature page.
        99.1 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

      * Indicates exhibits filed with this registration statement

Item 17. Undertakings.

Registrant undertakes that it will:

1. file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to include any additional or changed material information on the plan of distribution;
2. for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and
3. file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts.

                                          PHC, INC.

Date: July 14, 2000                       BY: /S/ BRUCE A. SHEAR
                                          ----------------------
                                          Bruce A. Shear

                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce A. Shear his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                       TITLE(S)                DATE

                              President, Chief
/S/   BRUCE A. SHEAR          Executive  Officer and
      Bruce A. Shear          Director (principal         July 14, 2000
                              executive officer)

                              Controller and
/s/   PAULA C. WURTS          Treasurer
      Paula C. Wurts          (principal financial        July 14, 2000
                              and accounting officer)

/S/   GERALD M. PERLOW        Director                    July 14, 2000
      Gerald M. Perlow


/S/   DONALD E. ROBAR         Director                    July 14, 2000
      Donald E. Robar

/S/   HOWARD PHILLIPS         Director                    July 14, 2000
      Howard Phillips

/S/   WILLIAM F. GRIECO       Director                    July 14, 2000
      William F. Grieco

Exhibit 5.1
                                    Arent Fox
                           1050 Connecticut Avenue, NW
                            Washington, DC 20036-5339

Arnold R. Westerman
Tel: 202/857-6243
Fax: 202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                             July 7, 2000
PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

      We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to PHC's Registration Statement on Form S-3, filed by PHC with the Securities and Exchange Commission (the "Registration Statement") in connection with the company's registration under the Securities Act of 1933, as amended (the "Act"), of 1,408,018 shares of the Class A Common Stock.

     In connection with this opinion, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such corporate and other documents, certificates, and other records as we deemed necessary or appropriate to the purposes of preparing this opinion. Based on the foregoing, we hereby advise you that we are of the opinion that the 1,408,018 shares of Common Stock subject to the Registration Statement have been duly and validly authorized for issuance and that such shares will be, when issued in accordance with the terms of the warrants or Series C convertible preferred stock referred to in the Registration Statement, legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations there under.

                            Very truly yours,

                            ARENT FOX KINTNER PLOTKIN & KAHN

                           By /s/ Arnold R. Westerman
                                   Arnold R. Westerman
                            ARENT FOX KINTNER PLOTKIN & KAHN
                   New York, NY - McLean, VA - Bethesda, MD -
                     Budapest, Hungary - Jeddah, Kingdom of
                                  Saudi Arabia

Exhibit 21.1
                            PIONEER BEHAVIORAL HEALTH
                                  SUBSIDIARIES

MASSACHUSETTS:

PHC, Inc.                                   PHC of Utah, Inc.
D/B/A Pioneer Behavioral Health             D/B/A Highland Ridge Hospital
D/B/A PDS(2)                                175 West 7200 South
DB/A Pioneer Recovery Systems               Midvale, UT  84047
200 Lake Street                             EIN #87-0401574
Suite 102
Peabody, MA  01960
EIN #04-2601571

PHC of Virginia, Inc.                       PHC of Rhode Island, Inc.
D/B/A Mount Regis Center                    D/B/A Good Hope Center
D/B/A Changes                               P.O. Box 1491
405 Kimball Avenue                          Coventry, RI  02816-0029
Salem, VA  24153                            EIN #04-3223361
EIN #04-2901824

Quality Care Centers of Mass, Inc.          PHC of Michigan, Inc.
D/B/A Franvale Nursing & Rehab Center       D/B/A Harbor Oaks Hospital
20 Pond Street                              D/B/A Pioneer Healthcare of Michigan
Braintree, MA  02184                        35031 23 Mile Road
EIN #04-3014675                             New Baltimore, MI  48047
                                            EIN #04-3232990

PHC of Nevada, Inc.                         PHC of Kansas, Inc.
D/B/A Harmony Healthcare                    D/B/A Total Concept EAP
1701 W. Charleston; Suite 300               10501 Metcalf
Las Vegas, NV  89102                        Overland Park, KS  66212
EIN # 04-3290453                            EIN #04-3306774

North Point - Pioneer, Inc.                 PHC of California, Inc.
D/B/A Pioneer Counseling Centers            D/B/A Marin Grove
D/B/A Pioneer Healthcare of Michigan        42 Grove Street          DISSOLVED
D/B/A Pioneer Pharmaceutical Research       San Rafael, CA  94901    10/26/98
28511 Orchard Lake Road                     EIN #04-3069152
Farmington Hills, MI  48334
EIN #04-3317934

STL, Inc.                                  Behavioral Health Online, Inc.
200 Lake Street                            200 Lake Street
Suite 102             DISSOLVED            Suite 102
Peabody, MA  01960    11/25/98             Peabody, MA  01960
EIN # 04-3002757                           EIN # 04-3456003

Pioneer Counseling of Virginia, Inc.       PPR, Inc.
D/B/A Pioneer Counseling of Virginia       D/B/A Pioneer Pharmaceutical Research
D/B/A Counseling Associates of Virginia    200 Lake Street; Suite 102
400 East Burwell Street                    Peabody, MA  01960
Salem, VA  24153                           EIN # 04-3501353
EIN # 54-1830984


NEW YORK:

BSC-NY, Inc.                               Rubenfaer Physician Services, P.C.
D/B/A Behavioral Stress Center             99 West Hawthorne Avenue; Suite 400
99 West Hawthorne Avenue; Suite 400        Valley Stream, NY  11580
Valley Stream, NY  11580                   EIN # 11-3346739
EIN # 11-3346703


Professional Health Associates
94-19 59 Avenue
Elmhurst, NY  11373
EIN # 11-2857533


NEVADA:

Harmony Behavioral Health
1701 W. Charleston Boulevard
Suite 300
Las Vegas, NV  89102


               JOINT VENTURE WITH LEXINGTON HEALTHCARE GROUP, INC.


MASSACHUSETTS:

Behavioral Rehab Services of Massachusetts, Inc.
200 Lake Street;  Suite 102
Peabody, MA  01960            DISSOLVED
EIN  # 04-3415040             09/21/99


CONNECTICUT:

Behavioral Rehab Services of Connecticut, Inc.
1577 New Britain Avenue
Farmington, CT  06032
EIN # 06-1512418

Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated September 10, 1999 relating to the consolidated financial statements of PHC, Inc. (the "company") appearing in the company's Annual Report on Form 10-KSB for the year ended June 30, 1999.


                                    BDO Siedman, LLP


Boston, Massachusetts
July 14, 2000

Exhibit 4.35

                           CERTIFICATE OF DESIGNATION
                                       OF
                     SERIES C 8% CONVERTIBLE PREFERRED STOCK
                                       OF
                                    PHC, Inc.
      --------------------------------------------------------------------
                          Pursuant to Section 25 of the
                    Business Corporation Law of the State of
                                  Massachusetts
      --------------------------------------------------------------------
     PHC,  Inc.,  a  corporation   organized  and  existing  under  the  General
Corporation Law of the State of Massachusetts (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on June 15, 2000 and on June 26, 2000 pursuant to authority of the Board of Directors as required by Section 25 of the Business Corporation Law of the State of Massachusetts:

     Resolved, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series C 8% Convertible Preferred Stock:

                                    ARTICLE 1
                                   Definitions

     The terms defined in this Article whenever used in this Certificate of Designation have the following respective meanings:

     (a)  "Additional  Capital  Shares"  has the  meaning  set forth in  Section
6.1(c).

     (b) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (c) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     (d) "Closing Date" has the meaning set forth in the Securities Purchase Agreement.

     (e) "Capital Shares" means the Common Shares and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

     (f) "Common Shares" or "Common Stock" means shares of class A common stock, par value $.01 per share, of the Corporation.

     (g) "Common Stock Issued at Conversion", when used with reference to the securities issuable upon conversion of the Series C Preferred Stock, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Series C Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

     (h) "Conversion Date" means any day on which all or any portion of shares of the Series C Preferred Stock is converted in accordance with the provisions hereof.

     (i) "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Annex I.

     (j) "Conversion Price" means on any date of determination the applicable price for the conversion of shares of Series C Preferred Stock into Common Shares on such day as set forth in Section 6.1.

     (k) "Corporation" means PHC, Inc., a Massachusetts corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

     (l) "Current Market Price" means on any date of determination the closing bid price of a Common Share on such day as reported on Nasdaq; provided, if such security bid is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.

     (m) "Default Dividend Rate" is equal to the Dividend Rate plus an additional 4% per annum.

     (n) "Dividend Period" means the semi-annual period commencing on and including the Issue Date or, if a dividend has previously been paid, the day after the immediately preceding Dividend Payment Due Date and ending on and including the immediately subsequent Dividend Payment Due Date.

     (o) "Dividend Payment Due Date" means March 31 and September 30 of each year.

     (p) "Dividend Rate" means 8% per annum, computed on the basis of a 360-day year.

     (q) "Holder" means The Shaar Fund Ltd., any successor thereto, or any Person or Persons to whom the Series C Preferred Stock is subsequently transferred in accordance with the provisions hereof.

     (r) "Issue Date" means, as to any share of Series C Preferred Stock, the date of issuance of such share.

     (s) "Junior Securities" means all capital stock of the Corporation except for the Series C Preferred Stock.

     (t) "Liquidation Preference" means, with respect to a share of the Series C Preferred Stock, an amount equal to the sum of (i) the Stated Value thereof, plus (ii) the aggregate of all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) on such share of Series C Preferred Stock until the most recent Dividend Payment Due Date; provided that, in the event of an actual liquidation, dissolution or winding up of the Corporation, the amount referred to in clause (iii) above shall be calculated by including accrued and unpaid dividends to the actual date of such liquidation, dissolution or winding up, rather than the Dividend Payment Due Date referred to above.

     (u) "Mandatory Conversion Date" has the meaning set forth in Section 6.8.

     (v) "Market Price" per Common Share means the arithmetic mean of the closing bid prices of the Common Shares as reported on Nasdaq for the five consecutive Trading Days on which the lowest closing bid prices are reported during any Valuation Period; provided, if such security bid is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, for the five consecutive Trading Days on which the five lowest closing bid prices are reported during any Valuation Period.

     (w) "Nasdaq" means the Nasdaq SmallCap Market.

     (x) "Optional Redemption Price" has the meaning set forth in Section 6.5.

     (y) "Outstanding", when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

     (z) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

     (aa) "Redemption Date" has the meaning set forth in Section 6.5.

     (bb) "Registration Rights Agreement" means that certain Registration Rights Agreement to be dated as of June 28, 2000 between the Corporation and The Shaar Fund Ltd.

     (cc) "SEC" means the United States Securities and Exchange Commission.

     (dd) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

     (ee) "Securities Purchase Agreement" means that certain Securities Purchase Agreement to be dated as of June 28, 2000 between the Corporation and The Shaar Fund Ltd.

     (ff) "Series C Preferred Shares" or "Series C Preferred Stock" means the shares of Series C 8% Convertible Preferred Stock of the Corporation or such other convertible preferred stock of the Corporation as may be exchanged therefor.

     (gg) "Stated Value" has the meaning set forth in Article 2.

     (hh) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

     (ii) "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on Nasdaq are reported thereon, (b) no event which results in a material suspension or limitation of trading of the Common Shares on Nasdaq has occurred and (c) at least one bid for the trading of Common Shares is reported on Nasdaq.

     (jj) "Valuation Event" has the meaning set forth in Section 6.1.

     (kk) "Valuation Period" means the period of 20 Trading Days immediately preceding the Conversion Date; provided, however, that if a Valuation Event occurs during a Valuation Period on a date less than 5 Trading Days before the Conversion Date, the Valuation Period shall be extended until the date 5 Trading Days after the occurrence of the Valuation Event.

     All references to "cash" or "$" herein mean currency of the United States of America.

                                    ARTICLE 2
                             Designation and Amount

     The designation of this series, which consists of 170,000 shares of Preferred Stock, shall be Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock") and the stated value shall be $10 per share (the "Stated Value").

                                    ARTICLE 3
                                      Rank

     The Series C Preferred Stock shall rank prior to any other capital stock of the Corporation.

                                    ARTICLE 4
                                    Dividends

     (a) (i) The Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the Dividend Rate on the Stated Value of each share of Series C Preferred Stock on and as of each Dividend Payment Due Date with respect to each Dividend Period; provided, however, that if any dividend is not paid in full on any Dividend Payment Due Date, dividends shall thereafter accrue and be payable at the Default Dividend Rate on the Stated Value of each share of Series C Preferred Stock until all accrued dividends are paid in full. Dividends on the Series C Preferred Stock shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under any outstanding indebtedness or borrowings of the Corporation or any of its Subsidiaries, or any other contractual provision binding on the Corporation or any of its Subsidiaries, and whether or not there shall be funds legally available for the payment thereof.

     (ii) Each dividend shall be payable in equal semi-annual amounts on each Dividend Payment Due Date, commencing September 30, 2000, to the Holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Due Date, to Holders of record, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (iii) At the option of the  Corporation,  the dividend shall be paid either
(x) in cash or (y) through the issuance of duly and validly authorized and issued, fully paid and nonassessable shares of the Common Stock valued at the then applicable Conversion Price calculated in accordance with the provisions of
Section 6.1, assuming for this purpose, that the applicable Dividend Payment Date is the applicable Conversion Date and registered for resale in open market transactions on the Registration Statement (as defined in the Registration Rights Agreement), which Registration Statement shall then be effective under the Securities Act; provided, however, that if no funds are legally available for the payment of cash dividends on the Series C Preferred Stock, dividends shall be paid as provided in clause (y) above.

     (b) Except as provided in Section 4(d) hereof, the Holder shall not be entitled to any dividends in excess of the cumulative dividends, as herein provided, on the Series C Preferred Stock.

     (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any Subsidiary) for any consideration by the Corporation, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any Junior Securities, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.

     (d) If the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off) on shares of its Common Stock, then, and in each such case, in addition to the dividend obligation of the Corporation specified in Section 4(a) hereof, the Corporation shall declare, order, pay and make the same dividend or distribution to each Holder of Series C Preferred Stock as would have been made with respect to the number of Common Shares the Holder would have received had it converted all of its Series C
Preferred Shares, and exercised the Warrant held by it in full for all the Common Shares then underlying the Warrant, immediately prior to such dividend or distribution.

                                    ARTICLE 5
              Liquidation Preference; Mergers, Consolidations, etc.

     (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding-up unless prior thereto, the Holders of shares of Series C Preferred Stock, subject to this Article 5, shall have received the Liquidation Preference with respect to each share.

     (b) In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Corporation is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Corporation), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then each Holder of Series C Preferred Stock shall have the right thereafter, at its sole option, either (x) to require the Corporation to deem such Fundamental Corporate Change to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such Fundamental Corporate Change an amount equal to 100% of the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock, (y) to receive the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which such Series C Preferred Stock may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or
(z)require the Corporation, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, to execute and deliver to the Holder shares of its Preferred Stock with substantial identical rights, preferences, privileges, powers, restrictions and other terms as the Series C Preferred Stock equal to the number of shares of Series C Preferred Stock held by such Holder immediately prior to such Fundamental Corporate Change; provided, that all Holders of Series C Preferred Stock shall be deemed to elect the option set forth in clause (x) above if at least a majority in interest of such Holders elect such option. For purposes of this Section 5(b), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5(b) shall similarly apply to successive Fundamental Corporate Changes.

                                    ARTICLE 6
                          Conversion of Preferred Stock

     Section 6.1 Conversion; Conversion Price

     At the option of the Holder, the shares of Series C Preferred Stock may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share) at any time and from time to time following the earlier of (i) the date which is 180 days after the Closing Date and (ii) the date on which the registration statement filed pursuant to the Registration Rights Agreement becomes effective, at a Conversion Price per share of Common Stock equal to the lesser of: (i) 125% of the closing bid price for the Common Stock on the Closing Date (subject to adjustment for any stock-split or stock combination to occur after the date hereof), and (ii) 97% of the Market Price; provided that any unconverted Series C Preferred Stock remaining 211 days after the Closing Date may be converted, at the sole option of the Holder, at a Conversion Price per share of Common Stock equal to 94% of the Market Price; provided, further, that any unconverted Series C Preferred Stock remaining 271 days after the Closing Date may be converted, at the sole option of the Holder, at a Conversion Price per share of Common Stock equal to 91% of the Market Price; and provided, further, that if the Corporation's Common Stock is delisted off Nasdaq for any reason, then any remaining unconverted Series C Preferred Stock may be converted, at the sole option of the Holder, at a Conversion Price per share of Common Stock equal to 50% of the Market Price. At the Corporation's option, the amount of accrued and unpaid dividends as of the Conversion Date (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) shall not be subject to conversion but instead may be paid in cash as of the Conversion Date; if the Corporation elects to convert the amount of such accrued and unpaid dividends at the Conversion Date into Common Stock, the Common Stock issued to the Holder shall be valued at the applicable Conversion Price.

     The number of shares of Common Stock due upon conversion of Series C Preferred Stock shall be (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) the Stated Value plus accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment), to the extent the Corporation does not at its election pay such accrued and unpaid dividends in cash, and divided by (iii) the applicable Conversion Price.

     Within two Business Days of the occurrence of a Valuation Event, the Corporation shall send notice thereof to each Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of its Series C Preferred Stock, at its sole option, at a Conversion Price equal to the Current Market Price on any Trading Day during the Valuation Period.

     For purposes of this Section 6.1, a "Valuation Event" shall mean an event in which the Corporation takes any of the following actions:

     (a) subdivides or combines its Capital Shares;

     (b) makes any distribution on its Capital Shares;

     (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current
Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities;

     (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares if the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

     (e) issues any securities convertible into or exchangeable or exercisable for Additional Capital Shares if the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

     (f) announces or effects a Fundamental Corporate Change;

     (g) makes any distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(a) through 6.1(e)); or

     (h) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(g) hereof, inclusive, which in the opinion of the Holder, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Preferred Stock or is reasonably likely to result in a decrease in the Market Price.

     Section 6.2 Exercise of Conversion Privilege

     (a) Conversion of the Series C Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed Conversion Notice to the Corporation. Each date on which a Conversion Notice is telecopied to the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the Persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series C Preferred Stock to the Corporation by express courier within 30 days following the Conversion Date. Upon surrender for conversion, the Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common

Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 6.3, in respect of any fraction of a Common Share issuable upon such conversion and (z) if the Corporation chooses to pay accrued and unpaid dividends in cash, cash in the amount of accrued and unpaid dividends as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series C Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Series C Preferred Stock, as such, shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.3), to surrender the Series C Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

     (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Series C Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Series C Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation promptly to redeem the Series C Preferred Stock for cash at a redemption price equal to 135% of the Stated Value thereof together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) thereon (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. (subsection)101 et seq. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (subsection) 362 in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (subsection)362 in respect of the conversion of the Series C Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. (subsection)362.

     Section 6.3 Fractional Shares

     No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series C Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

     Section 6.4 Adjustments to Conversion Price

     For so long as any shares of the Series C Preferred Stock are outstanding, if the Corporation issues and sells pursuant to an exemption from registration under the Securities Act (other than pursuant to presently outstanding warrants, options or convertible securities) (A) Common Shares at a purchase price that is lower than the Conversion Price on the date of issuance of such Common Shares,
(B) warrants or options with an exercise price on the date of issuance thereof that is lower than the Conversion Price for the Holder on such date, except for warrants or options issued pursuant to employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then the Conversion Price shall be reduced to equal the lowest of any such purchase price, exercise price or exchange price, and the number of shares of Common Stock into which the Series C Preferred Stock is convertible pursuant to the second paragraph of Section 6.1 shall be correspondingly adjusted. After such reduction, the Conversion Price shall never exceed the Conversion Price as so reduced, in spite of any subsequent increase in the Market Price.

     Section 6.5 Optional Redemption

     At any time after the date of issuance of the Series C Preferred Stock until the Mandatory Conversion Date (as defined below), the Corporation, upon notice delivered to the Holder as provided in Section 6.6, may redeem, in cash, the Series C Preferred Stock (but only with respect to such shares as to which the Holder has not theretofore furnished a Conversion Notice in compliance with
Section 6.2), at 100% of the Stated Value thereof (the "Optional Redemption Price"), together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) thereon to the date of redemption (the "Redemption Date"); provided, however, that the Corporation may only redeem the Series C Preferred Stock under this Section 6.5 if the Current Market Price is less than the Current Market Price on the Issue Date. Except as set forth in this Section 6.5, the Corporation shall not have the right to redeem the Series C Preferred Stock.

     Section 6.6 Notice of Redemption

     Notice of redemption pursuant to Section 6.5 shall be provided by the Corporation to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Corporation's security registry) not less than 10 nor more than 15 days prior to the Redemption Date, which notice shall specify the Redemption Date and refer to Section 6.5 (including a statement of the Current Market Price per Common Share) and this Section 6.6.
Section 6.7 Surrender of Preferred Stock

     Upon any  redemption of the Series C Preferred  Stock  pursuant to Sections
6.5 and 6.6, the Holder shall either deliver the Series C Preferred Stock by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier within 14 days after the date that the Buyer receives payment therefore. Payment of the Optional Redemption Price shall be made by the Corporation to the Holder by wire transfer of immediately available funds to such account(s) as the Holder shall specify to the Corporation. If payment of such Optional Redemption Price is not made in full by the Redemption Date, the Holder shall again have the right to convert the Series C Preferred Stock as provided in Article 6 hereof. Section 6.8 Mandatory Conversion

     On the third anniversary of the date of this Certificate of Designation (the "Mandatory Conversion Date"), the Corporation shall convert all Series C Preferred Stock outstanding, at the Conversion Price utilizing the Stated Value (plus accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment)) as the value of each share of Series C Preferred Stock, into shares of Common Stock registered for resale in open market transactions on the Registration Statement (as defined in the Registration Rights Agreement), which Registration Statement shall then be effective under the Securities Act.

     Section 6.9 Certain Conversion Limitations

     (a) Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series C Preferred Stock (and the Corporation shall not have the right to pay dividends on the Series C Preferred Stock in shares of Common Stock) if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion (or payment of dividends) would result in the Holder being deemed the "beneficial owner" of more than 5% of the then Outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then Outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series C Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then Outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series C Preferred Stock, and the Holder shall have no interest in or rights under such Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series C Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) 100% of the Stated Value of the Redemption Shares and (ii) any accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) to the date of such redemption.

     (b) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by the Holder of shares of the Series C Preferred Stock would result in the Holder's becoming subject to the provisions of Section 16(b) of the Exchange Act in virtue of being deemed the "beneficial owner" of more than 10% of the then

Outstanding shares of Common Stock, then the Holder shall not have the right, and the Corporation shall not have the obligation, to convert so many of such Holder's shares of Series C Preferred Stock (the "Section 16 Redemption Shares") as shall cause such Holder to be deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock during the period ending 60 days after the Section 16 Determination Date. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock for the purposes of such Section 16(b), then the Corporation shall redeem the Section 16 Redemption Shares. Upon such determination by a court of competent jurisdiction, the Section 16 Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series C Preferred Stock, and the Holder shall have no interest in or rights under such Section 16 Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series C Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) 100% of the Stated Value of the Section 16 Redemption Shares and (ii) any declared and unpaid dividends to the date of such redemption.

     (c) Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of Nasdaq or any other stock market rules with which the Corporation shall be required to comply, but only to the extent required thereby, the Corporation shall not issue shares of Common Stock (i) upon conversion of any shares of Series C Preferred Stock or
(ii) as a dividend on the Series C Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation (x) upon conversion of shares of the Series C Preferred Stock,
(y) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement and (z) in payment of dividends on the Series C Preferred Stock, would equal or exceed 20% of the number of shares of the Corporation's Common Stock which were issued and Outstanding on the Issue Date (the "Maximum Issuance Amount"). In the event that a properly executed Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (a) converting the number of shares of Series C Preferred Stock stated in the Conversion Notice which is not in excess of the Maximum Issuance Amount and (b) redeeming the remaining number of shares of Series C Preferred Stock stated in the Conversion Notice in cash at a price equal to 100% of the Stated Value thereof, together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) on the total number of shares stated in the Conversion Notice. In the event that the Corporation shall elect to pay a dividend in shares of Common Stock which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall pay (1) a dividend in a number of shares of Common Stock equal to one less than the Maximum Issuance Amount and (2) the balance of the dividend in cash.

                                    ARTICLE 7
                                  Voting Rights

     The Holders of the Series C Preferred Stock have no voting power, except as otherwise provided by the Business Corporation Law of the State of Massachusetts (the "MBCL"), in this Article 7, and in Article 8 below.

     Notwithstanding the above, the Corporation shall provide each Holder of Series C Preferred Stock with prior notification of any meeting of the shareholders (and copies of all proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice thereof to each Holder at least 30 days prior to the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, together with a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the MBCL the vote of the Holders of the Series C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the outstanding shares of Series C Preferred Stock (except as otherwise may be required under the MBCL) shall constitute the approval of such action by the class. To the extent that under the MBCL Holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of all proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the MBCL.

                                    ARTICLE 8
                              Protective Provisions

     So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided in the MBCL) of the Holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series C Preferred Stock;

     (c) increase the authorized  number of shares of Series C Preferred  Stock;
or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the Holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code of 1986, as hereafter from time to time amended).

     In the event Holders of least a majority of the then outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designation as in effect prior to such alteration or change or to continue to hold their shares of Series C Preferred Stock.

     Notwithstanding anything to the contrary herein, if at any time the Corporation shall "spin-off" certain of its assets or businesses by transferring, directly or indirectly, such assets or businesses to a Subsidiary of the Corporation ("Spinco") and making a dividend (the "Spin-off Dividend") to the Corporation's stockholders of the shares of capital stock of Spinco, then prior to making the Spin-off Dividend, the Corporation shall cause Spinco to issue to each Holder that number of shares of preferred stock of Spinco with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series C Preferred Stock equal to the number of shares of Series C Preferred Shares held by such Holder immediately prior to the Spin-off Dividend.

                                    ARTICLE 9
                                  Miscellaneous

     Section 9.1 Loss, Theft, Destruction of Preferred Stock

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series C Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series C Preferred Stock, new shares of Series C Preferred Stock of like tenor. The Series C Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 9.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series C Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     Section 9.2 Who Deemed Absolute Owner

     The Corporation may deem the Person in whose name the Series C Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series C Preferred Stock for the purpose of receiving payment of dividends on the Series C Preferred Stock, for the conversion of the Series C Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series C Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     Section 9.3 Fundamental Corporate Change

     In the case of the occurrence of any Fundamental Corporate Change described in Section 5(b), the Corporation shall cause to be mailed to the Holder of the Series C Preferred Stock at its last address as it appears in the Corporation's security registry, at least 20 days prior to the applicable record, effective or expiration date specified in connection therewith (or, if such 20 days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such corporate action, or if a record is not to be taken, the date as of which the Holders of record of Series C Preferred Stock to be entitled to any dividend, distribution, issuance or granting of rights, options or warrants are to be determined or the date on which such Fundamental Corporate Change is expected to become effective, and (y) the date as of which it is expected that Holders of record of Series C Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such Fundamental Corporate Change.

     Section 9.4 Register

     The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series C Preferred Stock. Upon any transfer of the Series C Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the register of Series C Preferred Stock.

     Section 9.5 Withholding

     To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series C Preferred Stock.

     Section 9.6 Headings

     The  headings  of  the  Articles  and  Sections  of  this   Certificate  of
Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation. Section 9.7 Severability

     If any provision of this  Certificate of  Designation,  or the  application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS.]



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                                     - 47 -

     In Witness Whereof, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officers on June 28, 2000.


                                    PHC, Inc.



                                    By: Name:   /s/  Bruce A. Shear
                                        Title:       President



                                    By: Name:   /s/ Paula C. Wurts
                                        Title:      Chief Financial officer

                                                                         ANNEX I

                            FORM OF CONVERSION NOTICE

        To: PHC, Inc.
            200 Lake Street, Suite 102
            Peabody, MA 01960
            Attention:  Bruce Shear

     The undersigned owner of this Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock") issued by PHC, Inc. (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series C Preferred Stock into shares of the common stock, par value $.01 per share ("Common Stock"), of the Corporation in accordance with the terms of the Certificate of Designation. The undersigned hereby instructs the Corporation to convert the number of shares of the Series C Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Certificate of Designation. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion and the recertificated Series C Preferred Stock, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designation. So long as the Series C Preferred Stock shall have been surrendered for conversion hereby, the conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Series C Preferred Stock shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time:



---------------------------------------    -----------------------------------
                                                          Signature

Fill in for registration of Series C Preferred Stock:


            Please print name and address (including zip code number)

Exhibit 10.71
                                SECURED TERM NOTE

$500,000.00                                                       MAY 26, 2000


      FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, PHC OF MICHIGAN, INC., a Massachusetts corporation ("BORROWER"), promises to pay, in lawful money of the United States, to the order of HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, its successors and assigns ("LENDER"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "PRINCIPAL SUM") together with interest, costs of collection and other fees as further set forth in this Secured Term Note (the "NOTE"), to be paid in accordance with the terms set forth below (the "LOAN").

     1. PRINCIPAL AND INTEREST.

          a. Beginning November 30, 2001, continuing on the last day of each month thereafter through September 30, 2002, Borrower shall make eleven (11) consecutive monthly installment payments, each in the amount of $41,667.00, which payments shall be applied to Borrower's obligations hereunder. On October 31, 2002, Borrower shall make a final balloon payment of all remaining unpaid Principal Sum, together with all accrued and unpaid interest, fees, and charges.

          b. In addition to repayment of the Principal Sum, Borrower promises to pay to Lender interest on the Principal Sum on a monthly basis from the date of this Note until the Maturity Date (as defined herein). Interest shall be at a fluctuating rate per annum compounded daily (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus three percent (Prime plus 3.0%) (the "BASE RATE"), provided that after an Event of Default such rate shall be equal to the Base Rate plus five percent (5%) (the "DEFAULT INTEREST RATE"). For purposes of the foregoing, the term "PRIME RATE" means that rate of interest designated as such by Citibank, N.A. (the "BANK"), or any successor to the Bank, as the rate may from time to time fluctuate. If the Bank ceases to designate such a base lending rate, Lender shall reasonably select an alternate, nationally recognized commercial bank as the designator of such interest rate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined below) of each month from the date of this Note through and including the Maturity Date. After maturity, and until the entire Principal Sum plus any other amount due and unpaid shall be paid in full, without limiting any of Lender's other rights and remedies, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

          c. Notwithstanding anything in this Section 1 to the contrary, the Principal Sum, together with all accrued and unpaid interest, fees, and charges, shall be due and payable on the date (referred to as the "IPO DATE") on which the initial public offering of Behavioral Health Online, Inc., a Massachusetts corporation, (the "INTERNET SUBSIDIARY") is closed. For purposes of this Note, "Maturity Date" shall mean the earlier of October 31, 2002 and the IPO Date.

          d. Repayment of Borrower's obligations under this Note is secured by, among other things, the Collateral defined and described in Section 7 of this Note.

     2. FEES. Borrower acknowledges and agrees that the financing provided by Lender pursuant to this Note is essential to Borrower in continuing to finance its operations. Accordingly, in consideration thereof and as a material inducement to Lender to make the Loan, Borrower shall issue to Lender the following:

          a. a warrant for the purchase of 60,000 shares of PHC, Inc., a Massachusetts corporation and Borrower's parent as listed on NASDAQ, at a price per share of $1.50; PROVIDED that such warrant shall include a minimum price guarantee of $60,000, and such warrant and minimum price guarantee shall all be in a form acceptable to Lender (collectively, the "MAY 2000 WARRANT"); and


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                                     - 50 -

          b. a warrant to purchase a one percent (1%) equity interest in the Internet Subsidiary, in a form acceptable to Lender (the "INTERNET SUBSIDIARY Warrant").

     3. ADDITIONAL PAYMENTS. Borrower further promises to pay to Lender, immediately upon demand any and all other sums and charges that may at the time become due and payable under this Note, and all reasonable costs and disbursements in connection with the preparation of this Note, and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note.

     4.  CONDITIONS TO BORROWING; PREPAYMENT.

          a. Subject to the terms and conditions of this Note, Lender shall make available to Borrower the Principal Sum in immediately available funds not later than 12:00 Noon (Maryland time) on the Business Day on which the following conditions precedent are satisfied:

               (i) Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender, the following documents (collectively, the "LOAN DOCUMENTS"):

                   (A)   This Note;

                   (B) That certain Unconditional Guaranty of Payment and Performance made by PHC, Inc. in favor of Lender (the "PHC GUARANTY");

                   (C) That certain Secured Unconditional Guaranty of Payment and Performance made by BSCBNY, Inc. in favor of Lender (the "BSC GUARANTY");

                   (D) That certain Unconditional Guaranty of Payment and Performance made by Bruce A. Shear in favor of Lender (the "SHEAR GUARANTY" and collectively with the PHC Guaranty and the BSC Guaranty, the "GUARANTIES");

                   (E) That certain Restated Mortgage made by Borrower as mortgagor and Lender as mortgagee (the "RESTATED MORTGAGE") covering the real property commonly known as 35031 23 Mile Road, New Baltimore, Michigan 48047, which is more particularly described on EXHIBIT "A" to this Note; and

                   (F)   The May 2000 Warrant in a form acceptable to Lender;

                   (G) The Internet Subsidiary Warrant in a form acceptable to Lender;

                   (H) An amendment (the "CROSS-DEFAULT AMENDMENT") to that certain Cross-Collateralization and Cross-Default Agreement dated as of July 13th, 1998 (as amended, supplemented and modified from time to time, (the "CROSS-DEFAULT AGREEMENT") by and among Borrower, PHC, Inc., a Massachusetts corporation, PHC OF UTAH, INC., a Massachusetts corporation, PHC OF VIRGINIA, INC., a Massachusetts corporation, PHC OF RHODE ISLAND, INC., a Massachusetts corporation, and PIONEER COUNSELING OF VIRGINIA, INC., a Massachusetts corporation, which Cross-Default Amendment shall be in a form acceptable to Lender;

                   (I)   All   financing   statements   and   other   documents,
certificates and agreements reasonably deemed necessary or appropriate by Lender to effectuate the transaction;

               (ii) All representations, warranties and covenants contained in this Note or otherwise made in writing in connection with this Note or the other Loan Documents by or on behalf of Borrower shall be true and correct in all material respects, and no Event of Default shall have occurred or be continuing under this Note or any other Loan Documents;


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                                     - 52 -

               (iii) All representations, warranties and covenants contained in the Loan Agreement or otherwise made in writing in documents entered into or executed in connection with the Loan Agreement (collectively with the Loan Agreement, the "REVOLVING LOAN DOCUMENTS"), by or on behalf of Borrower shall be true and correct in all material respects, and no Event of Default shall have occurred and be continuing under the Loan Agreement or the Revolving Loan Documents;

               (iv) All representations, warranties and covenants contained in that certain Secured Term Note in the original principal amount of $1,100,000 made by Borrower in favor of HealthCare Financial Partners-Funding II, L.P. as to which Lender is the successor-in-interest and dated March 12, 1997 (as it has been or may be amended, restated, modified or replaced from time to time, the "MARCH 97 TERM Note") or otherwise made in writing in documents entered into or executed in connection with the March 97 Term Note (collectively with the March 97 Term Note, the "MARCH 97 LOAN DOCUMENTS"), by or on behalf of Borrower shall be true and correct in all material respects, and no Event of Default shall have occurred and be continuing under the March 97 Term Note or the March 97 Loan Documents;

               (v) All representations, warranties and covenants contained in that certain Secured Term Note in the original principal amount of $500,000.00 made by Borrower in favor of HCFP Funding II, Inc. and dated as of December 9, 1997 (as it has been or may be amended, restated, modified or replaced from time to time, the "DECEMBER 97 TERM NOTE"), which December 97 Term Note was assigned by HCFP Funding II, Inc. to Lender by an Assignment dated July 31, 1999, or otherwise made in writing in documents entered into or executed in connection with the December 97 Term Note (collectively with the December 97 Term Note, the "DECEMBER 97 LOAN DOCUMENTS"), by or on behalf of Borrower shall be true and correct in all material respects, and no Event of Default shall have occurred and be continuing under the December 97 Term Note or the December 97 Loan Documents;

               (vi) All representations, warranties and covenants contained in that certain Secured Term Note in the original principal amount of $1,000,000 made by Borrower in favor of Lender, dated November 23, 1999 (as it has been or may be amended, restated, modified or replaced from time to time, the "NOVEMBER 99 TERM Note") or otherwise made in writing in documents entered into or executed in connection with the November 99 Term Note (collectively with the November 99 Term Note, the "NOVEMBER 99 LOAN DOCUMENTS"), by or on behalf of Borrower shall be true and correct in all material respects, and no Event of Default shall have occurred and be continuing under the November 99 Term Note or the November 99 Loan Documents (the Revolving Loan Documents, the March 97 Loan Documents, the December 97 Loan Documents and the November 99 Loan Documents are sometimes collectively referred to as the "EXISTING LOAN DOCUMENTS");

               (vii) Lender shall have received amendments to the Loan Agreement, the March 97 Term Note, the December 97 Term Note, and the November 99 Term Note, respectively, containing appropriate cross-default and cross-collateralization provisions; and

               (viii) Lender shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which searches yield results consistent with the representations and warranties contained in this Note.

            b. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the Principal Sum by wire transfer to such bank account as may be designated by Borrower from time to time or elsewhere if pursuant to written direction from Borrower.

            c. Lender shall enter all advances of Principal Sum as debits to a loan account in the name of Borrower and shall also record as credits in the loan account all payments made by Borrower and all proceeds of Collateral that are indefeasibly paid to Lender, and may record in the loan account, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower, with respect to the extension of credit contemplated by this Note.


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

            d. All outstanding principal, interest, fees and other amounts due under this Note shall be prepaid in full simultaneously with repayment of all obligations of Borrower under the Revolving Loan Agreement and/or the termination of the Revolving Loan Agreement or the acceleration by Lender of Borrower's obligations thereunder.

            e. Borrower may prepay all or any part of the Principal Sum outstanding without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note.

      5. PAYMENT OFFICE. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Steven M. Curwin, Deputy General Counsel, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "BUSINESS DAY") and such extension of time shall be included in the computation of interest in connection with such payment.

      6. NO PRESENTMENT; ACCELERATION. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 11 below), the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note or the other Loan Documents shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

      7.    SECURITY AGREEMENT.

            a. This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, to secure Borrower's obligations under this Note and the other Loan Documents, and under the Loan Agreement and the Revolving Loan Documents, a security interest in the following (collectively, the "COLLATERAL"):

               (i) All of Borrower's now-owned and hereafter acquired or arising accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of Borrower's sale of goods or rendition of services ("ACCOUNTS"), accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance ("ACCOUNT DEBTOR" means any person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare payor);

               (ii) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing ("AFFILIATE" means with respect to a specified person, any person directly or indirectly controlling, controlled by, or under common control with the specified person, including without limitation its stockholders and any affiliates. A person shall be deemed to control a corporation if the person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation whether through the ownership of voting securities, by contract, or otherwise);



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
               (iii) All of Borrower's  right,  title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

               (iv) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account ("LOCKBOX ACCOUNT" means an account maintained by Borrower at Bank One Arizona, N.A. (or a successor financial institution), into which all collections of Accounts are paid directly);

               (v) All of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

               (vi) All of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

               (vii) All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

               (viii) All of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof;

               (ix)  The Real Property; and

               (x)   The proceeds (including,   without  limitation,   insurance
proceeds) of all of the foregoing.

            b. Upon the occurrence of an Event of Default under this Note or the other Loan Documents, or an Event of Default under any of the Existing Loan
Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Note or at law or in equity, may take any of the following steps:

               (i)   Declare the Loan to be immediately due and payable;

               (ii) Exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and




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               (iii)  Exercise all rights and remedies  under all Loan Documents or Existing Loan Documents now or hereafter in effect, including but not limited to:

                   (A) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

                   (B) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (c) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action; and

                   (C) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender.

            c. Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral that threatens to decline rapidly in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

            d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order (i) the liabilities and obligations of Borrower to Lender under this Note and the other Loan Documents or (ii) upon the occurrence of an Event of Default under any of the Existing Loan Documents, the liabilities and obligations of Borrower under the Existing Loan Documents. All rights and remedies granted Lender under this Note or under any of the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due under, and all other existing and future liabilities and obligations of Borrower to Lender under, this Note are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

     8. USE OF FUNDS. Borrower covenants and agrees that the loan of the Principal Sum, or any portion of the Principal Sum, shall be used for working capital or other commercial purposes of Borrower.

     9. REPRESENTATIONS. Borrower hereby warrants and represents to Lender that:

            a. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Massachusetts, is in good standing as a foreign corporation in the State of Michigan and in any other jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.





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
            b. Borrower has full corporate power and authority to borrow the Loan and to enter into, execute, and deliver this Note, and to incur and perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of, or lenders to, Borrower, and no consent, approval, filing or registration with any governmental authority is required as a condition to the validity of this Note or the other Loan Documents or the performance by Borrower of its obligations under this Note or the other Loan Documents.

            c. This Note, when issued and delivered for value received, and all other Loan Documents constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

            d. The execution and delivery by Borrower of this Note and the other Loan Documents do not, and the performance of Borrower's obligations under this Note and the other Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance (other than a lien, security interest, charge or other encumbrance in favor of Lender) upon the property of Borrower under (i) any provision of Borrower's certificate of incorporation or bylaws, (ii) any provision of any law, rule or regulation applicable to Borrower, or (iii) any of the following (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound, or (B) any judgment, order or decree of any court, arbitration tribunal, or governmental entity applicable to Borrower or Borrower's properties or assets.

            e. There are no actions, suits, proceedings or investigations pending, including, without limitation, any condemnation proceeding, or, to the knowledge of Borrower, threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Note or the other Loan Documents or the ability of Borrower to perform any obligations under this Note or the other Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration tribunal or governmental authority having jurisdiction over Borrower.

            f. The audited financial statements of Borrower as of June 30, 1999, and the unaudited financial statements as of March 31, 2000, certified by the chief financial officer of Borrower, which were previously delivered to Lender, are true, correct and complete and fairly present the financial condition of Borrower and the results of Borrower's operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with generally accepted accounting principles. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements that are not reflected in the financial statements or the notes thereto. There has been no material adverse change in the business, properties, condition (financial or otherwise) of Borrower since June 30,1999. Borrower's fiscal year ends on June 30.

            g. Borrower is not in default under or with respect to any obligation in any respect that could be adverse to its business, operations, property or financial condition, or that could adversely affect the ability of Borrower to perform its obligations under this Note or the other Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

            h. Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements in described in paragraph (f) above, subject to no lien, mortgage, pledge, encumbrance or charge of any kind. Borrower has not agreed or consented to cause any of its properties or assets, whether owned now or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind.

            i. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of June 30, 1999 and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

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                                     - 61 -

            j. The use of the proceeds of the Loan and Borrower's issuance of this Note will not, directly or indirectly, violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

            k. Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

            l. Borrower is not in violation of any statute, rule or regulation of any governmental authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar governmental authority and is in full compliance with all applicable rules and regulations of such commissions.

            m. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of hazardous material has occurred or is occurring on or from the Real Property or any other real property on which the Collateral is located (together with the Real Property, the "PREMISES") or which is owned, leased or otherwise occupied by Borrower, or has occurred off the Premises as a result of any action of Borrower. All hazardous material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. No other environmental, public health or safety hazards exist with respect to the Premises.

            n. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in SCHEDULE 9(N), which also lists the owner of record of each such property.

            o. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as SCHEDULE 9(O). Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

            p. The identity of the  stockholders of record of all classes of the
outstanding   stock  of  Borrower,   together  with  the  respective   ownership
percentages held by such stockholders, are as set forth on SCHEDULE 9(P).

            q. Neither this Note nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Note or in the other Loan Documents or such other documents not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.





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                                     - 63 -

            r. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

            s. Within five (5) years before the date of this Note, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other governmental authority, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business.

            t. Within five (5) years before the date of this Note, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) except as listed on SCHEDULE 9(T). Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

            u. Borrower is not engaged in any joint venture or partnership with any other Person.

      10. AFFIRMATIVE AND NEGATIVE COVENANTS. Borrower covenants and agrees that until this Note shall be repaid in full, it shall be bound by, and shall comply fully with, all of the affirmative and negative covenants set forth in Article VI and Article VII of the Loan Agreement, all of which covenants are hereby incorporated by reference into this Note. To the extent that the Restated Mortgage, the Guaranties, the May 2000 Warrant and/or the Internet Subsidiary Warrant are not delivered on or before the date of this Warrant (in a form acceptable to Lender), such documents shall be delivered by Borrower to Lender, in a form acceptable to Lender, on or before the fifteenth day after the date of this Note.

     11. EVENTS OF DEFAULT. The following events are each an "EVENT OF DEFAULT" under this Note:

            a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for five (5) Business Days after the date that such payment is due; or

            b. Borrower has made any representations or warranties in this Note, the other Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

            c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note, including without limitation the delivery of documents pursuant to Sections 4 and 10 hereof, or the other Loan Documents and any such failure shall have continued for a period of ten (10) days after written notice of such failure; or

            d. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or




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            e. Either (i) an involuntary case is commenced  against Borrower and the petition is not contested within ten (10) days or is not dismissed within sixty (60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days or shall not be discharged within thirty (30) days after the expiration of any stay of such order, judgment, or decree; or

            f. Any obligation of Borrower for the payment of borrowed money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

            g. One or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days;

            h. An Event of Default occurs under the Loan Agreement or other Revolving Loan Documents;

            i. An Event of Default occurs under the March 97 Term Note or other March 97 Loan Documents;

            j. An Event of Default occurs under the December 97 Term Note or other December 97 Loan Documents;

            k. Borrower ceases any material portion of its business operations as currently conducted;

            l. There shall occur a material adverse change in the financial condition or business prospects of Borrower, or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of this Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender.

      12.   LENDER'S RIGHTS.

            a. Upon the occurrence of an Event of Default, Lender may, in addition to its rights and remedies set forth in Sections 6 and 7 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note, the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal

Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to such obligations of Borrower as it determines in its sole discretion.





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            b. If an Event  of  Default  has  occurred  as  provided  above  and
Borrower has not paid the all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Note is referred to an attorney for collection after the Event of Default.

      13.   NO  DEFENSES.   Borrower's  obligations  under  this  Note shall not
be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

      14. NO WAIVER. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents, nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege.

      15. WRITING REQUIRED. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      16. USURY LIMITATION. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

      17. NOTICES. Any notice or demand given under this Note shall be given by delivering it, sending by fax (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 Attention: Paula Wurts, Chief Financial Officer, telephone (978) 536-2777, fax (978) 536-2677. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending it by fax (with a confirming copy by regular mail), mailing it by certified mail, return receipt requested, or sending it by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 Attention: Steven M. Curwin, Deputy General Counsel, telephone (301) 961-1640, fax (301) 664-9866, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 17 at least fifteen (15) days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier or overnight courier service and five (5) days after it is deposited in the U.S. mail if it is sent by regular mail.

     18. SECTION HEADINGS. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.



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

      19. SEVERABILITY. If any term, provision, covenant or condition of this Note or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Note until Borrower and Lender amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

      20. SURVIVAL OF TERMS. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower's execution and delivery of this Note to Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

      21. INDEMNITY. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "INDEMNITEE") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender
(including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Note or from the breach of any of the representations or warranties contained in this Note. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 21 shall survive the payment in full of the all obligations under this Note and the termination of this Note.

      22. GOVERNING LAW; CONSENT TO JURISDICTION. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 17 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

      23. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY

IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.




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      24. CONFESSION OF JUDGMENT.  BORROWER IRREVOCABLY  AUTHORIZES AND EMPOWERS
ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY, CLERK OR SIMILAR OFFICER OF ANY COURT IN ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, AS ATTORNEY FOR BORROWER, AS WELL AS FOR ANY PERSONS CLAIMING UNDER, BY OR THROUGH BORROWER, TO APPEAR FOR BORROWER IN ANY SUCH COURT IN ANY SUCH ACTION BROUGHT AGAINST BORROWER AT THE SUIT OF LENDER TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES FOR FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT AND PROPER.


                         [SIGNATURES ON FOLLOWING PAGE]

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                                     - 72 -
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IN WITNESS  WHEREOF,  the undersigned have executed this Secured Term Note as of the day and year first above written.

                                             BORROWER:

                                             PHC OF MICHIGAN, INC.
                                             a Massachusetts corporation



                                             By:  /s/  Bruce A. Shear
                                                       President



WITH RESPECT TO SECTIONS 2(B) AND 4(A)(I)(G) ONLY

BEHAVIORAL HEALTH ONLINE, INC.
A Massachusetts corporation


By:   /s/ Bruce A. Shear
Name:     Bruce A. Shear
          President

Exhibit 10.72

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement, dated as of June 28, 2000 (this "Agreement"), by and between PHC, Inc., a Massachusetts corporation, with principal executive offices located at 200 Lake Street, Suite 102, Peabody, MA 01960 (the "Company"), and The Shaar Fund Ltd. (the "Initial Investor").

     Whereas, upon the terms and subject to the conditions of the Securities Purchase Agreement dated as of June 28, 2000, by and between the Initial Investor and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Initial Investor (i) an aggregate of 170,000 shares of Series C 8% Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares") which, upon the terms of and subject to the conditions of the Company's Certificate of Designation of Series C 8% Convertible Preferred Stock (the "Certificate of Designation"), are convertible into shares of the Company's class A common stock, par value $.01 per share (the "Common Stock") and (ii) Common Stock Purchase Warrants (the "Warrants") to purchase shares of Common Stock; and

     Whereas, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued or issuable in lieu of cash dividend payments on the Preferred Shares, upon conversion of the Preferred Shares and exercise of the Warrants certain registration rights under the Securities Act;

     Now, Therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows: 1. Definitions (a) As used in this Agreement, the following terms shall have the meanings: (i) "Affiliate," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing. (ii) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement. (iii) "Commission" means the Securities and Exchange Commission. (iv) "Current Market Price" on any date of determination means the closing bid price of a share of the Common Stock on such day as reported on the Nasdaq SmallCap Market ("Nasdaq"); provided, if such security is not listed or admitted to trading on the Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be. (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute. (vi) "Investor" means each of the Initial Investor and any permitted transferee or assignee of
Registrable Securities which agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof. (vii) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof. (viii) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein. (ix) "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act. (x) "Registrable Securities" means the Common Stock issued or issuable (i) in lieu of cash dividend payments on the Preferred Shares, (ii) upon conversion or redemption of the Preferred Shares or (iii) upon exercise of the Warrants; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security. (xi) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus. (xii) "Restricted Security" means any share of Common Stock issued or issuable in lieu of cash dividend payments on the Preferred Shares, upon conversion or redemption of the Preferred Shares or exercise of the Warrants except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company. (xiii) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute. (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Purchase Agreement. 2. Registration (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission not later than 60 days after the Closing Date, a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but in no event later than 150 days after the Closing Date, assuming for purposes hereof a Conversion Price under the Certificate of Designation of $.75 per share. The Company shall promptly (and, in any event, no more than 24 hours after it receives comments from the Commission), notify the Buyer when and if it receives any comments from the Commission on the Registration Statement and promptly forward a copy of such comments, if they are in writing, to the Buyer. At such time after the filing of the Registration Statement pursuant to this Section 2(a) as the Commission indicates, either orally or in writing, that it has no further comments with respect to such Registration Statement or that it is willing to entertain appropriate requests for acceleration of effectiveness of such Registration Statement, the Company shall promptly, and in no event later than two business days after receipt of such indication from the Commission, request that the effectiveness of such Registration Statement be accelerated within 48 hours of the Commission's receipt of such request. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of the Registrable Securities. The Company shall notify the Initial Investor by written notice that such Registration Statement has been declared effective (the "Effective Date") by the Commission within 24 hours of such declaration by the Commission. (b) Registration Default. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a), is not (i) filed with the Commission within 60 days after the Closing Date or (ii) declared effective by the Commission within 150 days after the Closing Date (either of which, without duplication, an "Initial Date"), then the Company shall make the payments to the Initial Investor as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below), and such amount shall be equal to 2% (the "Liquidated Damage Rate") of the Purchase Price (as defined in the Securities Purchase Agreement) from the Initial Date to the first Computation Date and for each Computation Date thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of an Initial Date pursuant to clause (i) above) or declared effective by (in the event of an Initial Date pursuant to clause (ii) above) the Commission (the "Periodic Amount") provided, however, that in no event shall the liquidated damages be less than $25,000; provided, further, however, that if the Registration Statement is not declared effective by the Commission within 210 days after the Initial Date set forth in clause (ii) above, then the Liquidated Damage Rate shall increase to 4%; provided, further, however, that the Liquidated Damage Rate shall increase by 1% for each 30 day period after the 210th day after the Initial Date set forth in clause (ii) above that the Registration Statement is not declared effective by the Commission. The full Periodic Amount shall be paid by the Company to the Initial Investor by wire transfer of immediately available funds within three days after each Computation Date.

     As used in this Section 2(b), "Computation Date" means the date which is 30 days after the Initial Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been declared effective by the Commission, each date which is 30 days after the previous Computation Date until such Registration Statement is so declared effective. (c) Eligibility for Use of Form S-3. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form. (d) Additional Registration Statement. In the event the Current Market Price declines to $.90 per share or less and each time thereafter that the Current Market Price declines by 10% (each such date, a "Decline Date"), the Company shall, to the extent required by the Securities Act (because the additional shares were not covered by the Registration Statement filed pursuant to Section 2(a)), as reasonably determined by the Initial Investor, file an additional Registration Statement with the Commission for such additional number of Registrable Securities as would be issuable upon conversion of the Preferred Shares and exercise of the Warrants (the Additional Registrable Securities") in addition to those previously registered, assuming (x) with respect to the first Additional Registration Statement, a Conversion Price of $.40 per share and (y) with respect to each succeeding Additional Registration Statement, a Conversion Price of 10% less than the Conversion Price assumed with respect to the immediately preceding Additional Registration Statement. The Company shall, to the extent required by the Securities Act, as reasonably determined by the Initial Investor, prepare and file with the Commission not later than the 30th day thereafter, a Registration Statement relating to the offer and sale of such Additional Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 60 days thereafter. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of such Additional Registrable Securities.

     If the Additional Registration Statement is not (i) filed with the Commission within 30 days after the Decline Date or (ii) declared effective by the Commission within 90 days after the Decline Date (either of which, without duplication, an "Additional Registration Date"), then the Company shall make the payments to the Initial Investor at the Liquidated Damage Rate from the Additional Registration Date to the first Additional Computation Date and for each Additional Computation Date thereafter, calculated on a pro rata basis to the date on which the Additional Registration Statement is filed with (in the event of an Additional Registration Date pursuant to clause (i) above) or declared effective by (in the event of an Additional Registration Date pursuant to clause (ii) above) the Commission (the "Additional Periodic Amount") provided, however, that in no event shall the liquidated damages be less than $25,000; provided, further, however, that if the Additional Registration Statement is not declared effective by the Commission within 120 days after the Additional Registration Date set forth in clause (ii) above, then the Liquidated Damage Rate shall increase to 4%; provided, further, however, that the Liquidated Damage Rate shall increase by 1% for each 30 day period after the 120th day after the Additional Registration Date set forth in clause (ii) above that the Additional Registration Statement is not declared effective by the Commission. The full Additional Periodic Amount shall be paid by the Company to the Initial Investor by wire transfer of immediately available funds within three days after each Additional Computation Date.

     As used in this Section 2(d), "Additional Computation Date" means the date which is 30 days after the Additional Registration Date and, if the Additional Registration Statement required to be filed by the Company pursuant to this
Section 2(d) has not theretofore been declared effective by the Commission, each date which is 30 days after the previous Additional Computation Date until such Additional Registration Statement is so declared effective.

     (e) (i) If the Company proposes to register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Investor, which notice shall set forth such Investor's rights under this Section 2(e) and shall offer such Investor the opportunity to include in such registration statement such number of Registrable Securities as such Investor may request. Upon the written request of any Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investor), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by each Investor, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves a Public Offering, each Investor must sell its Registrable Securities to any underwriters selected by the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to each Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(e) shall terminate on the date that the registration statement to be filed in accordance with Section 2(a) is declared effective by the Commission.

     (ii) If a registration pursuant to this Section 2(e) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock, Warrants or other shares of Common Stock that the Company and the Investors intend to include in such registration exceeds the largest number of shares of Common Stock or Warrants (including any other shares of Common Stock or Warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only such number of shares of Common Stock or Warrants, as applicable, as does not exceed the Maximum Offering Size, and the number of shares in the Maximum Offering Size shall be allocated among the Company, the Investors and any other sellers of Common Stock or Warrants in such Public Offering ("Third-Party Sellers"), first, pro rata among the Investors until all the shares of Common Stock or Warrants originally proposed to be offered for sale by the Investors have been allocated, and second, pro rata among the Company and any Third-Party Sellers, in each case on the basis of the relative number of shares of Common Stock or Warrants originally proposed to be offered for sale under such registration by each of the Investors, the Company and the Third-Party Sellers, as the case may be. If as a result of the proration provisions of this Section 2(e)(ii), any Investor is not entitled to include all such Registrable Securities in such registration, such Investor may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this
Section 2(e), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated among the Company, the Investors and any Third Party Seller pro rata on the basis of the relative number of securities offered for sale under such registration by each of the Investors, the Company and any such Third Party Sellers before the exercise of such over-allotment option.

3.    Obligations of the Company

     In connection with the registration of the Registrable Securities, the Company shall:

     (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of five years from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and
(B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 60 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension;

     (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

     (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose and (B) to the Investors a copy of the accountant's consent letter to be included in the filing and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (d) (i)  Register  or qualify  the  Registrable  Securities  covered by the
Registration  Statement  under  such  securities  or  "blue  sky"  laws  of such jurisdictions as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

     (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

     (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

     (g) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

     (h) Maintain a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

     (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investor may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

     (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

     (k)  Make  generally   available  to  its  security   holders  as  soon  as
practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and

     (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

     (m) (i) Make reasonably available for inspection by Investors, any underwriter participating in any disposition pursuant to the Registration
Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Investors or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Investors and other parties;

     (n) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

     (o) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

     (p) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

     (q) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

     (r) In the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

4.    Obligations of the Investors

     In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. As least seven days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor and have no further obligations to the Non-Responsive Investor; (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. 5. Expenses of Registration

     All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

6.    Indemnification and Contribution

     (a) The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     (b) Indemnification by the Investors and Underwriters. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this
Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement. (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.    Rule 144

     With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

     (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

     (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8.    Assignment

     The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any permitted transferee of all or any portion of such Registrable Securities (or all or any portion of any Preferred Shares or Warrant of the Company which is convertible into such securities) pursuant to any assignment permitted by applicable laws only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.    Amendment and Waiver

     Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.

10.   Changes in Common Stock

     If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, reverse split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

11.   Miscellaneous

     (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) If, after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Agreement, then the Company forthwith shall grant (by means of an amendment to this Agreement or otherwise) identical registration rights to all Investors hereunder.

     (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

            (i)   if to the Company, to:

                  PHC, Inc.
                  200 Lake Street, Suite 102
                  Peabody, MA 01960
                  Attention:  Bruce Shear
                  (978) 536-2777
                  (978) 536-2677 (fax)

                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attention:  Arnold R. Westerman
                  (202) 857-6000
                  (202) 857-6395 (fax)

            (ii)  if to the Initial Investor, to:

                  The Shaar Fund Ltd.,
                  c/o Levinson Capital Management
                  2 World Trade Center, Suite 1820
                  New York, NY  10048
                  Attention:  Samuel Levinson
                  (212) 432-7711
                  (212) 432-7771 (Fax)

                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

     (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company.

     The Company, the Initial Investor or any Investor may change the foregoing address by notice given pursuant to this Section 11(c).

     (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     (f) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date the Registration Statement to be filed pursuant to Section 2(a) is declared effective by the Commission.

     (h) This Agreement, the Securities Purchase Agreement, the Escrow Instructions, dated as of a date even herewith (the "Escrow Instructions"), between the Company, the Initial Investor and Cadwalader, Wickersham & Taft, the Preferred Shares and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Securities Purchase Agreement, the Escrow Instructions, the Certificate of Designation and the Warrants supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

     (i) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (j) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (k) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (l) The Company acknowledges that any failure by the Company to perform its obligations under Section 3, or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

     (m) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.


                            [SIGNATURE PAGE FOLLOWS.]



CWT\NYLIB1\474479.7

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                    PHC, Inc.




                                       By: Name:   /s/  Bruce A. Shear
                                           Title:       President


                                       The Shaar Fund Ltd.


                                       By: Intercaribbean Services (the sole
                                           director of The Shaar Fund)




                                       By: _____________________________
                                           Name:
                                           Title:


                                       By: CITA Investments (a sub-advisor to
                                           Shaar Advisors Services, N.V., the
                                           advisor to The Shaar Fund)




                                       By: Name:  /s/  Uri Wolfson
                                           Title:

Exhibit 10.73

                                 RELEASE NOTICE

                                  June 28, 2000


     The Undersigned, pursuant to the Escrow Instructions, dated June 28, 2000, (the "Escrow Instructions"), among PHC, Inc., (the "Company"), The Shaar Fund Ltd., and Cadwalader, Wickersham & Taft, as Escrow Agent, hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Securities set forth in Articles VIII and IX of the Securities Purchase Agreement have been satisfied. The Company hereby authorizes the release by the Escrow Agent of the Escrowed Certificates to The Shaar Fund Ltd., and The Shaar Fund Ltd. hereby authorizes the release by the Escrow Agent to the Company of the Escrow Funds. The undersigned hereby instruct the Escrow Agent to withhold $50,000 from the Escrowed Funds as payment in full of The Shaar Fund Ltd. expenses in accordance with the provisions of the Escrow Instructions. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Instructions.

     The Escrow Agent shall transfer $950,000 of the Escrowed Funds by wire transfer to the Company's account at:

            Bank:       Fleet Bank
                        75 State Street
                        Boston, MA 02109
            ABA No.:    011000138
            Acct. Name: PHC, Inc.
                        DBA Pioneer Behavioral Health
                        200 Lake Street, Suite 102
                        Peabody MA 01960
            Acct. No:   93738-21232

     This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

                            [SIGNATURE PAGE FOLLOWS.]

     In Witness Whereof, the undersigned have caused this Release Notice to be duly executed and delivered as of the date first above written.


                                    PHC, Inc.


                                    By: Name:   /s/  Bruce A. Shear
                                        Title:       President


                                        The Shaar Fund Ltd.


                                    By: Intercaribbean Services (the
                                        sole director of The Shaar Fund)


                                    By: ___________________________________
                                        Name:
                                        Title:


                                    By: CITA Investments (a sub-advisor
                                        to Shaar Advisors Services, N.V.,
                                        the advisor to The Shaar Fund)


                                    By: Name:  /s/ Uri Wolfson
                                        Title:

Exhibit 10.74


                               ESCROW INSTRUCTIONS

                                  June 28, 2000


Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038
Attention:  Dennis J. Block, Esq.

Ladies and Gentlemen:

     Reference is hereby made to that certain Securities Purchase Agreement, dated as of a date even herewith (the "Securities Purchase Agreement"), between PHC, Inc., a Massachusetts corporation (the "Company"), and The Shaar Fund Ltd. (the "Buyer"), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company has agreed to issue and sell to the Buyer and the Buyer has agreed to purchase from the Company, on the Closing Date, 136,000 shares of the Company's Series C 8% Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares") and warrants to purchase 125,000 shares of the Company's common stock, par value $.01 per share (the "Warrants", and together with the Preferred Shares, the "Securities"). Pursuant to Article I of the Securities Purchase Agreement, the Company and the Buyer are required to deposit certain funds and other property (more particularly referred to in the next succeeding paragraph) into escrow to facilitate consummation of the transactions contemplated by the Securities Purchase Agreement. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Securities Purchase Agreement.

     In accordance with the terms and subject to the conditions specified in these Escrow Instructions, Cadwalader, Wickersham & Taft, in its capacity as escrow agent (the "Escrow Agent"), is hereby authorized and directed to accept the delivery of and to hold in escrow the (i) certificate(s) evidencing the Securities to be purchased by the Buyer under the Securities Purchase Agreement and deposited by the Company into escrow hereunder (the "Escrowed Certificates") and (ii) Purchase Price (the "Escrowed Funds", and together with the Escrowed Certificates, the "Escrowed Property") deposited by the Buyer into escrow hereunder, in each case in accordance with the following: 1. The Escrow Agent shall, as promptly as practicable, notify the Company of its receipt from the Buyer of the Escrowed Funds and notify the Buyer of its receipt from the Company of the Escrowed Certificates. As promptly as practicable upon receipt of joint written notice from the Company and the Buyer that the respective conditions precedent to the purchase and sale of the Securities set forth in Articles VIII and IX of the Securities Purchase Agreement have been satisfied (the "Release Notice"), the Escrow Agent, after first deducting from the Escrowed Funds the amount referred to in the next sentence of this paragraph 1, shall release the Escrowed Funds to or upon the order of the Company and release the Escrowed Certificates to the Buyer or its designee. After receipt by the Escrow Agent of the Release Notice and prior to the release by the Escrow Agent of the Escrowed Funds as described in the preceding sentence, the Escrow Agent shall deduct from the Escrowed Funds (and remit to Cadwalader, Wickersham & Taft or its order) the amount of the Buyer's legal fees and expenses described in Section IX.I.G. of the Securities Purchase Agreement.

     If the Escrowed Certificates are not deposited by the Company with the Escrow Agent within three days after the Company has received notice from the Escrow Agent that the Buyer has deposited the Escrowed Funds hereunder, the Escrow Agent promptly shall notify the Buyer thereof and the Buyer shall be entitled to demand immediate payment to it of the Escrowed Funds. If the Escrowed Funds are not deposited by the Buyer with the Escrow Agent within three days after the Buyer has received notice from the Escrow Agent that the Company has deposited the Escrowed Certificates hereunder, the Escrow Agent promptly shall notify the Company thereof and the Company shall be entitled to demand the immediate return to it of the Escrowed Certificates.

     If at any time the Company or the Buyer notifies the Escrow Agent that the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Securities Purchase Agreement have not been satisfied or waived, then the Escrow Agent promptly shall return the Escrowed Funds to the Buyer and shall return the Escrowed Certificates to the Company. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at:

            The Bank of New York
            48 Wall Street
            New York, NY  10038
            ABA No.:               021000018
            For the Account of:    Cadwalader, Wickersham & Taft
                                   Trust Account IOLA Fund
            Account No.:           0902061070

     If on or before June 30, 2000, the Escrow Agent has not received the Release Notice directing the release to the Company of the Escrowed Funds and the release to the Buyer of the Escrowed Certificates, the Escrow Agent shall return the Escrowed Funds to the Buyer and return the Escrowed Certificates to the Company and all arrangements contemplated by these Escrow Instructions shall thereupon terminate without any further obligation of the parties hereto except for the provisions of paragraph 8 hereof which shall survive any such termination.

     Notwithstanding any of the foregoing provisions of this paragraph 1, the Escrow Agent shall release from escrow hereunder the Escrowed Property to the parties, in the manner and to the extent set forth in a final judgment or order of a court of competent jurisdiction, certified by the clerk of such court or other appropriate official; provided that the Escrow Agent shall have received from each party to whom the Escrowed Property is to be released (as provided in such court judgment or order) an opinion of counsel, acceptable to the Escrow Agent, to the effect that such judgment or order is final. For purposes of these Escrow Instructions, any such judgment or order shall not be deemed to be final until the time within which to take an appeal therefrom has expired and no appeal has been taken, or until the entry of a judgment or order from which no appeal may be taken.

     2. The Escrow Agent shall not invest any of the Escrowed Funds.

     3. The Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

     4. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with any knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the Securities Purchase Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement, and shall be required to act in respect of the Escrowed Property only as provided in these Escrow Instructions. These Escrow Instructions set forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms hereof or any other agreement or instrument. The Escrow Agent shall incur no liability in connection with the discharge of its obligations hereunder or otherwise in connection therewith, except such liability as may arise from the gross negligence or willful misconduct of the Escrow Agent. In furtherance of and without limiting the generality of the foregoing, the Escrow Agent shall incur no liability whatsoever in respect of its selection in accordance with paragraph 2 hereof of investments of the Escrowed Property, including, without limitation, any liability for the rate or timing of the returns thereof resulting from fluctuations in money market conditions or otherwise, or for prices resulting from the need to liquidate an investment prior to maturity.

     5. The Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Cadwalader, Wickersham & Taft, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel.

     6. The Escrow Agent shall not be bound by any modification, cancellation or rescission of these Escrow Instructions unless in writing and signed by the Escrow Agent.

     7. The Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property is to be delivered or the amount or timing thereof, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold the Escrowed Property until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. The Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within 30 days after receipt by the Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, the Escrow Agent may either
(i) hold the Escrowed Property until receipt of (x) such written instructions and indemnification or (y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, the Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

     8. The Company and the Buyer, jointly and severally, agree to reimburse the Escrow Agent on demand for, and to indemnify and hold harmless the Escrow Agent from, against and with respect to, any and all loss, liability, damage, claim or expense (including, without limitation, attorneys' fees and costs) that the Escrow Agent may suffer or incur in connection with agreeing to these Escrow Instructions and the performance of its obligations hereunder or otherwise in connection therewith, except to the extent such loss, liability, damage, claim or expense arises from the gross negligence or willful misconduct of the Escrow Agent. Without in any way limiting the foregoing, the Escrow Agent shall be reimbursed for the cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder (which may include fees and costs of legal services provided by attorneys in the firm of Cadwalader, Wickersham & Taft), based on the normal hourly rates in effect at the time services are rendered. The Escrow Agent shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant these Escrow Instructions.

     9. The Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to either (i) any successor escrow agent designated in writing by all the parties hereto (other than the Escrow Agent), or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrowed Property as set forth in this paragraph 10, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by these Escrow Instructions.

     10. If the Escrow Agent requires any further instruments or instructions to effectuate these Escrow Instructions or obligations in respect hereof, the necessary parties hereto shall join in furnishing the same.

     11. The Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed Property or otherwise.

     12. These Escrow Instructions shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

     13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to the Company, to:

                  PHC, Inc.
                  200 Lake Street, Suite 102
                  Peabody, MA 01960
                  Attention:  Bruce Shear
                  (978) 536-2777
                  (978) 536-2677 (fax)

                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attention:  Arnold R. Westerman
                  (202) 857-6000
                  (202) 857-6395 (fax)

            (b)   if to the Buyer, to:

                  The Shaar Fund Ltd.,
                  c/o Levinson Capital Management
                  2 World Trade Center, Suite 1820
                  New York, NY 10048
                  Attention:  Samuel Levinson
                  (212) 432-7711
                  (212) 432-7771 (Fax)

                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

            (c)   if to the Escrow Agent, to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

     14. These Escrow Instructions shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law doctrine of such state. All actions against the Escrow Agent arising under or relating to this Agreement shall be brought against the Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party as set forth in the immediately preceding paragraph.

     15. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THESE ESCROW INSTRUCTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS AGREEMENT.

     16. These Escrow Instructions may be executed in counterparts, each of which shall constitute an integral original part of one and the same original instrument.

     17. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

     18. The rights of the Escrow Agent contained herein, including, without limitation, the right to indemnification, shall survive the resignation of the Escrow Agent and the termination of the escrow contemplated hereunder.

                            [SIGNATURE PAGE FOLLOWS.]

     If the foregoing correctly sets forth the understanding among you, the Company and the Buyer, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                       Very truly yours,


                                       PHC, Inc.


                                       By: Name:   /s/  Bruce A. Shear
                                           Title:       President


                                       The Shaar Fund Ltd.


                                       By: Intercaribbean Services (the  sole
                                           director of The Shaar Fund)


                                       By: ___________________________________
                                           Name:
                                           Title:


                                       By: CITA  Investments (a  sub-advisor to
                                           Shaar Advisors Services,  N.V., the
                                           Advisor to The Shaar Fund)


                                       By: Name:  /s/ Uri Wolfson
                                           Title:


Accepted as of the date first above written:


Cadwalader, Wickersham & Taft


By: /s/ Dennis J. Block
        Partner

Exhibit 10.75

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement, dated as of June 28, 2000 (this "Agreement"), by and between PHC, Inc., a Massachusetts corporation, with principal executive offices located at 200 Lake Street, Suite 102, Peabody, MA 01960 (the "Company"), and The Shaar Fund Ltd. ("Buyer").

     Whereas, Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, upon the terms and subject to the conditions of this Agreement, (i) an aggregate of 170,000 shares of the Company's Series C 8% Convertible Preferred Stock, par value $.01 per share (collectively, the "Preferred Shares"), and (ii) Common Stock Purchase Warrants in the form attached hereto as Exhibit A to purchase 125,000 shares of Common Stock (as defined below) (collectively, the "Warrants");

     Whereas, upon the terms and subject to the designations, preferences and rights set forth in the Company's Certificate of Designation of Series C 8% Convertible Preferred Stock in the form attached hereto as Exhibit B (the "Certificate of Designation"), the Preferred Shares are convertible into shares of the Company's class A common stock, par value $.01 per share (the "Common Stock"); and

     Whereas, the Warrants, upon the terms and subject to the conditions specified in the Warrants, will be exercisable for a period of three years;

     Now, Therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. Purchase and Sale of Preferred Shares and Warrants

     A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Preferred Shares and the Warrants.

     B. Purchase Price; Form of Payment. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by Buyer hereunder shall be $1,250,000 (the "Purchase Price"). The closing of the purchase shall occur as following: (i) Buyer shall purchase 136,000 Preferred Shares (the "First Closing Preferred Shares") and the Warrants for a purchase price of $1,000,000 (the "First Closing Purchase Price") on the Closing Date (the "First Closing") and
(ii) Buyer shall purchase 34,000 Preferred Shares (the "Second Closing Preferred Shares") for a purchase price of $250,000 (the "Second Closing Purchase Price") on the Effective Date (as defined in the Registration Rights Agreement) (the "Second Closing"). Simultaneously with the execution of this Agreement, Buyer shall pay the First Closing Purchase Price by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as Exhibit C (the "Escrow Instructions"). Simultaneously with the execution of this Agreement, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the First Closing Preferred Shares and the Warrants which Buyer is purchasing, to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agree to observe the terms and conditions of the Escrow Instructions, all of which are incorporated herein by reference as if fully set forth herein.

     C. Method of Payment. Payment into escrow of the First Closing Purchase Price shall be made as set forth in the Escrow Instructions.

     II. Buyer's Representations and Warranties

     Buyer represents and warrants to and covenants and agrees with the Company as follows:

     A. Buyer is purchasing the Preferred Shares, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), the Common Stock, if any, issuable in payment of dividends on the Preferred Shares (the "Dividend Shares"), and the Common Stock issuable upon conversion or redemption of the Preferred Shares (the "Conversion Shares" and, collectively with the Preferred Shares, the Warrants, the Warrant Shares and the Dividend Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

     C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

     D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

     E. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

     F. Neither Buyer nor its affiliates nor any person acting on its or their behalf shall enter into, prior to the Closing or at any other time while any of the Preferred Shares remain outstanding, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement; provided, however, that nothing in this Section II.F. shall operate to forbid Buyer or any of its affiliates or any person acting on its or their behalf from selling, or entering into any other transaction with respect to, the Common Stock contemporaneously with or following such date and time as the person or persons in whose name or names the Common Stock delivered at conversion of Preferred Shares, as provided in the Certificate of Designation, shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall have vested with such person or persons.

     III. The Company's Representations

     The Company represents and warrants to Buyer that:

     A. Capitalization.

     1. The authorized capital stock of the Company consists solely of: (x) 20,000,000 shares of Common Stock, of which 7,009,779 shares are issued and outstanding on the date hereof; (y) 2,000,000 shares of class B common stock, of which 727,170 shares are issued and outstanding on the date hereof; and (z) 1,000,000 shares of preferred stock, of which 813 shares are issued and outstanding on the date hereof. As of the date hereof, the Company has outstanding stock options to purchase 680,875 shares of Common Stock and warrants outstanding to purchase 3,096,543 shares of Common Stock. The exercise price for each of such outstanding options and warrants is accurately set forth on Schedule III.A.1. hereto.

     2. The Conversion Shares, the Dividend Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of cash dividends on, the Preferred Shares and on exercise of the Warrants will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

     3. Except as disclosed on Schedule III.A.3. hereto, there are no preemptive, subscription, "call", right of first refusal or other similar rights to acquire any capital stock of the Company or any of its Subsidiaries or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

     4. Schedule III.A.4. hereto lists all the subsidiaries of the Company (the "Subsidiaries"). Except as disclosed on Schedule III.A.4. hereto, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     5. The Company has delivered to Buyer complete and correct copies of the Certificate of Incorporation and the By-Laws of each of the Company and the Subsidiaries, in each case as amended to the date of this Agreement. Except as set forth on Schedule III.A.5., the Company has delivered to Buyer true and complete copies of all minutes of the Board of Directors of the Company (the "Board of Directors") since May, 1997.

     B. Organization; Reporting Company Status.

     1. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     2. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is listed and traded on the Nasdaq SmallCap Market ("Nasdaq") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

     C. Authorization. The Company (i) has duly and validly authorized and reserved for issuance 3,000,000 shares of Common Stock, which is a number sufficient for the conversion of and the payment of dividends (in lieu of cash payments) on the 170,000 Preferred Shares and the exercise of the Warrants in full, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of Preferred Shares, the payment of dividends (in lieu of cash payments) on the Preferred Shares and the exercise of the Warrants in full. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Preferred Shares and of the Conversion Shares, the Dividend Shares and the Warrant Shares upon the conversion of, and payment of dividends on, the Preferred Shares and the exercise of the Warrants, respectively. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. (subsection)101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (subsection)362 in respect of the conversion of the Preferred Shares and the exercise of the Warrants. The Company agrees, without cost or expense to Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. (subsection)362. Schedule III.C. hereto sets forth (i) all issuances and sales by the Company since June 30, 1999 of its capital stock, and other securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including the amount of any underlying shares of capital stock,
(iii) the purchaser thereof, (iv) the amount paid therefor, and (v) the material terms of all outstanding capital stock of the Company (other than the Common Stock).

     D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to file, and perform its obligations under, the Certificate of Designation and to enter into the Documents (as hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation with the Massachusetts Secretary of State's office, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares, the Dividend Shares and the Warrant Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and the Certificate of Designation has been duly filed with the Massachusetts Secretary of State's office by the Company, and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means (i) this Agreement; (ii) the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit D (the "Registration Rights Agreement");
(iii) the Certificate of Designation; (iv) the Warrants; and (v) the Escrow Instructions.

     E. Validity of Issuance of the Securities. The Preferred Shares and the Warrants as of the applicable closing, and the Conversion Shares, the Dividend Shares and the Warrant Shares upon their issuance in accordance with the Certificate of Designation and the Warrants, respectively, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

     F. Non-contravention. Except as set forth on Schedule III.F., the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, the filing of the Certificate of Designation with the Massachusetts Secretary of State's office, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as defined in Section III.V.) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law (as defined in Section III.N.) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets.

     G. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Shares or the Warrants (or the Conversion Shares, the Dividend Shares or Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

     H. Commission Filings. The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since May 31, 1997 (the "Commission Filings"). As of their respective dates, as amended as of the date hereof, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and (ii) none of the Commission Filings contained at the time of its filing, as amended as of the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, as amended as of the date hereof, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

     I. Absence of Certain Changes.  Since the Balance Sheet Date (as defined in
Section III.M.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, there has not existed any condition having or reasonably likely to have a Material Adverse Effect, and the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course.

     J. Full Disclosure. Except as disclosed in Schedule III.J., there is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to Buyer that (i) reasonably could be expected to have a Material Adverse Effect or
(ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

     K. Absence of Litigation. Except as set forth on Schedule III.K., there are
(i) no material suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no material complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and (iii) no judgments, decrees, injunctions or orders of any court or other governmental entity or arbitrator outstanding against the Company or any Subsidiary.

     L. Absence of Events of Default. Except as set forth in Schedule III.L., no material "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

     M. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at June 30, 1999, 1998 and 1997, respectively, in each case as amended through the date hereof, and the related audited statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended June 30, 1999, 1998 and 1997 including the related notes and schedules thereto, in each case as amended through the date hereof and
(ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows as at the end of and for each fiscal quarter ended since June 30, 1999 including the related notes and schedules thereto, all certified by the chief financial officer of the Company and as amended through the date hereof (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes), and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at June 30, 1999 is hereinafter referred to as the "Balance Sheet" and June 30, 1999 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     N. Compliance with Laws; Permits. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws") applicable to it or to the conduct of its business. The Company possesses all material permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

     O. Related Party Transactions. Except as set forth on Schedule III.O. hereto, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed (during the one year period prior to the date hereof) any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth on Schedule III.O. hereto, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary,
(y) engaged in a business related to the business of the Company or any Subsidiary, or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

     P. Insurance. Each of the Company and the Subsidiaries maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. None of the Company or the Subsidiaries has received notice from, and none of them has knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     Q. Securities Law Matters. Assuming the accuracy of the representations and warranties of Buyer set forth in Article II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Preferred Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Shares or Common Stock, or any securities convertible into or exchangeable or exercisable for the Preferred Shares or Common Stock or any such other securities) within the one-year period next preceding the date hereof, except as disclosed on Schedule III.Q. hereto, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Shares or shares of Common Stock) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Preferred Shares and the Warrants (and the Conversion Shares, the Dividend Shares and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Shares and the Warrants (and the Conversion Shares, the Dividend Shares and the Warrant Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

     R. Environmental Matters.

     Except as set forth on Schedule III.R. hereto:

     1. The Company, the Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws and all permits (including terms, conditions, and limitations therein) issued pursuant to Environmental Laws or otherwise;

     2. Each of the Company and the Subsidiaries has all permits, licenses, waivers, exceptions, and exemptions required under all applicable Environmental Laws necessary to operate its business;

     3. None of the Company or the Subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws or permits, (ii)Remedial Action or
(iii) any Release or threatened Release of Hazardous Materials;

     4. None of the Company or the Subsidiaries has received any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

     5. None of the Company or the Subsidiaries has any liability, contingent or otherwise, in connection with any presence, treatment, storage, disposal or Release of any Hazardous Materials whether on property owned or operated by the Company or any Subsidiary or property of third parties, and none of the Company or the Subsidiaries has transported, or arranged for transportation of, any Hazardous Materials for treatment or disposal on any property;

     6. There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any Subsidiary pending or threatened which could lead to the imposition of any case or liability pursuant to any Environmental Law;

     7. There is not located at any of the properties owned or operated by the Company or any Subsidiary any (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls;

     8. Each of the Company and the Subsidiaries has provided to Buyer all environmentally related assessments, audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties or activities of the Company and such Subsidiaries;

     9. There are no liens arising under or pursuant to any Environmental Law on any real property owned, operated, or leased by the Company or any Subsidiary, and no action of any governmental authority has been taken or, to the knowledge of the Company, is in process of being taken which could subject any of such properties to such liens, and none of the Company or the Subsidiaries has been or is expected to be required to place any notice or restriction relating to the presence of Hazardous Material at any real property owned, operated, or leased by it in any deed to such property;

     10. Neither the Company nor any of the Subsidiaries owns, operates, or leases any hazardous waste generation, treatment, storage, or disposal facility, as such terms are used pursuant to the RCRA and related or analogous state, local, or foreign law. None of the properties owned, operated, or leased by the Company, any of the Subsidiaries or any predecessor thereof are now, or were in the past, used in any part as a dump, landfill, or disposal site, and neither the Company, any of the Subsidiaries nor any predecessor of any of them has filled any wetlands;

     11. The purchase that is the subject of this Agreement will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, including, as examples and without limitation, the New Jersey Industrial Site Recovery Act, N.J. Stat. 13:1K-7 et seq., and the Connecticut Transfer of Establishments Act, Conn. Gen. Stat.(subsection)22a-134 et seq.;

     12. There is no currently existing requirement or requirement to be imposed in the future by any Environmental Law or Environmental Permit which could result in the incurrence of a cost that could be reasonably expected to have a Material Adverse Effect; and

     13. Each of the Company and each of the Subsidiaries has disclosed to Buyer all other acts or conditions that could result in any costs or liabilities under Environmental Laws.

     For purposes of this Section III.R.:

     "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or common law as now or hereafter in effect in any way relating to the protection of human health, safety or welfare or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Occupational Safety and Health Act, and the regulations promulgated pursuant to any of them;

     "Hazardous Material" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including petroleum, gasoline, and any other petroleum product, by-product, fraction or derivative, asbestos or asbestos-containing material, lead-containing paint, water, or plumbing, polychlorinated biphenyls, radioactive materials and radon;

     "Release" means any placement, release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching to, through, or under the indoor or outdoor environment, or into, through, under, or out of any property; and

     "Remedial Action" means any action to (x) clean up, remove, remediate, treat or in any other way address any Hazardous Material; (y) prevent or contain the Release of any Hazardous Material; or (z) perform studies and investigations or post-remedial monitoring and care in relation to (x) or (y) above.

     S. Labor Matters. Neither the Company nor any of the Subsidiaries is party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to any employees of the Company or any Subsidiary. No employees of the Company or any of the Subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any Subsidiary pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or any of the Subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries.

     T. ERISA Matters. All Plans maintained by the Company or any of its Subsidiaries and ERISA Affiliates are listed in Schedule III.T. and copies of all documentation relating to such Plans (including, but not limited to, copies of written Plans, written descriptions of oral Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications and IRS determination letters) have been delivered to or made available for review by the Buyer. Each Plan has at all times been maintained and administered in all material respects in accordance with its terms and the requirements of applicable law, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code. The Company and each of its Subsidiaries and ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event has occurred, been waived or exists as to which the Company or any of its Subsidiaries and ERISA Affiliates was required to file a report with the PBGC, and the present value of all liabilities under each Pension Plan (based on those assumptions used to fund such Plans) listed in Schedule III.T. did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of such Pension Plan. None of the Company, its Subsidiaries and ERISA Affiliates has incurred, or reasonably expects to incur, any Withdrawal Liability with respect to any Multi-employer Plan that could result in a Material Adverse Effect. None of the Company, its Subsidiaries and ERISA Affiliates has received any notification that any Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Plan or otherwise. No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any of its Subsidiaries under Title IV of ERISA to any party with respect to any Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and ERISA Affiliates has incurred any liability for any tax imposed under sections 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA. No suit, action or other litigation or any other claim which could reasonably be expected to result in a material liability or expense to the Company or any of its Subsidiaries or ERISA Affiliates (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Plan and there are no facts or circumstances known to the Company or any of its Subsidiaries or ERISA Affiliates that could reasonably be expected to give rise to any such suit, action or other litigation. All contributions to Plans that were required to be made under such Plans have been made, and all benefits accrued under any unfunded Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Plans are as disclosed in Schedule III.T., and the Company, its Subsidiaries and ERISA Affiliates have each performed all material obligations required to be performed under all Plans. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Buyer, of the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and Dividend Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Plan.

     As used in this Agreement:

     "Code" means the Internal Revenue Code of 1986, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under section 414 of the Code.

     "Multi-employer Plan" means a multi-employer plan as defined in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Pension Plan" means any pension plan (other than a Multi-employer Plan) subject to the provision of Title IV of ERISA or section 412 of the Code that is maintained for employees of the Company or any of its Subsidiaries, or any ERISA Affiliate.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of section 3(3) of ERISA, including any Pension Plan.

     "Reportable Event" means any reportable event as defined in section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.

     "Withdrawal Liability" means liability to a Multi-employer Plan as a result of a complete or partial withdrawal from such Multi-employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     U. Tax Matters.

     1. The Company has filed all material Tax Returns which it is required to file under applicable Laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

     2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by such jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

     3. The Company has not made an election under section 341(f) of the Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor,
(C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments and is not a party to an agreement that could obligate it to make any payments that would not be deductible under section 280G of the Code.

     As used in this Agreement:

     "IRS" means the United States Internal Revenue Service.

     "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     V. Property. Except as set forth on Schedule III.V., each of the Company and the Subsidiaries has good and marketable title to all of its assets and properties material to the conduct of its business, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens"). With respect to any assets or properties it leases, each of the Company and its Subsidiaries holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company and its Subsidiaries that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair. The inventory of each of the Company and its Subsidiaries is in good and marketable condition, does not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it.

     W. Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted including, but not limited to, those described on Schedule III.W. hereto. Except as set forth on Schedule III.W, the Company has all right, title and interest in all of the Intangibles, free and clear of any and all Liens. The Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed on Schedule III.W. hereto, (i) no claims have been asserted by any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") contesting the validity, enforceability, use or ownership of any Intangibles, and the Company has no knowledge of any basis for such claim, and (ii) neither the Company nor the Subsidiaries has any knowledge of infringement or misappropriation of the Intangibles by any third party.

     X. Contracts. All contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") which are material to the business and operations of the Company and the Subsidiaries are in full force and effect and constitute legal, valid and binding obligations of the Company and the Subsidiaries and, to the best knowledge of the Company, the other parties thereto; the Company and the Subsidiaries and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company and the Subsidiaries or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

     Y. Registration Rights. Except as set forth on Schedule III.Y., no Person has, and as of the Closing (as defined in Article VII), no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act, relating to any of its securities or to participate in any such registration statement.

     Z. Dividends. The timely payment of dividends on the Preferred Shares as specified in the Certificate of Designation is not prohibited by the Certificate of Incorporation or By-Laws of the Company or any agreement, Contract, document or other undertaking to which the Company or any of the Subsidiaries is a party.

     AA. Investment Company Act. Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company nor any of the Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act.

     BB. Business Plan. Any business information of the Company previously submitted to Buyer in any form, including the projections contained therein, was prepared by the senior management of the Company in good faith and is based on assumptions that the Company believes are reasonable. The Company is not aware of any fact or condition that could reasonably be expected to result in the Company not achieving the results described in such business plan.

     CC. Year 2000 Compliance. The Company has reviewed its products, business and operations that could be adversely affected by the risk that computer applications used by the Company and the Subsidiaries may be unable to recognize, and properly perform date-sensitive functions involving, dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Company believes its internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company has surveyed those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which the Company or any of the Subsidiaries do business and whose failure to adequately address the Year 2000 Problem could reasonably be expected to adversely affect the business and operations of the Company or any of the Subsidiaries. Based upon the aforementioned internal review and surveys of the Outside Parties as of the date of this Agreement, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect.

     DD. Internal Controls and Procedures. The Company maintains accurate books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or each of the Subsidiaries is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's and the Subsidiaries' assets is compared with existing assets at regular intervals;
(iii) access to the Company's and the Subsidiaries' assets is permitted only in accordance with management's authorization; and (iv) all transactions to which any of the Company and the Subsidiaries is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

     EE. Payments and Contributions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or, to their respective knowledge, other employees has (i) used any company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

     FF. No Misrepresentation. No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     GG. Finder's Fee. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Buyer is liable or responsible.

     IV.  Certain Covenants and Acknowledgments

     A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Dividends Shares, Conversion Shares or the Warrant Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares, the Warrant Shares and the Conversion Shares until such legend has been removed):

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     B. Filings. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

     C. Reporting Status. So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     D. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (net of amounts paid by the Company for Buyer's out-of-pocket costs and expenses, whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel), and finder's fees in connection with such sale) solely for general corporate and working capital purposes.

     E. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, Nasdaq National Market or The American Stock Exchange, the Company shall use its best efforts to maintain its listing of the Common Stock on Nasdaq. If the Common Stock is delisted from Nasdaq, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

     F. Reserved Conversion Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of, and the payment of dividends on, the Preferred Shares and the exercise in full of the Warrants.

     G. Right of First Refusal. If, during the period commencing on the date hereof and ending the earlier of (i) the third anniversary of the Closing Date and (ii) the date all the Preferred Shares are either redeemed or converted into Common Stock (the "Right of First Refusal Period"), the Company should propose (the "Proposal") to issue Common Stock or securities convertible into Common Stock at a price less than the Current Market Price (as defined in the Certificate of Designation), or debt at less than par value or having an effective annual interest rate in excess of 9.9% (each a "Right of First Refusal Security" and collectively, the "Right of First Refusal Securities"), in each case on the date of issuance the Company shall be obligated to offer such Right of First Refusal Securities to Buyer on the terms set forth in the Proposal (the "Offer") and Buyer shall have the right, but not the obligation, to accept such Offer on such terms provided however, that notwithstanding the foregoing, the Company shall be permitted to issue Right of First Refusal Securities as payment for goods and services without having to provide such Right of First Refusal to Buyer. The Company shall provide written notice to Buyer of any Proposal, setting forth in full the terms and conditions thereof, and Buyer shall then have 5 business days to accept or reject the Offer in writing. If the Company issues any Right of First Refusal Securities during the Right of First Refusal Period but fails to: (i) notify Buyer of the Proposal, (ii) offer Buyer the opportunity to complete the transaction as set forth in the Proposal, or (iii) enter into and consummate an agreement to issue such Right of First Refusal Securities to Buyer on the terms and conditions set forth in the Proposal, after Buyer has accepted the Offer, then the Company shall pay to Buyer, as liquidated damages, an amount equal to 10% of the amount paid to the Company for the Right of First Refusal Securities. The foregoing Right of First Refusal is and shall be senior in right to any other right of first refusal issued by the Company to any other Person. Notwithstanding the foregoing, the Right of First Refusal granted pursuant to this paragraph shall not be applicable to any debt financing by Heller Financial or any of its Affiliates.

     H. Information. Each of the parties hereto acknowledges and agrees that Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company or any of the Subsidiaries.

     I. Exemption from Investment Company Act. The Company shall conduct its business, and shall cause the Subsidiaries to conduct their businesses, in such a manner that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act.

     J. Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

     K. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a non-affiliated person. A "Disinterested Director" shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

     L. Certain Restrictions. So long as any Preferred Shares are outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon Junior Securities (as defined in the Certificate of Designation), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any Subsidiary, for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock.

     V.   Transfer Agent Instructions

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement shall be given to its transfer agent for the Common Stock and that the Conversion Shares, the Dividend Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

     B. Buyer shall have the right to convert the Preferred Shares by telecopying an executed and completed Notice of Conversion (as defined in the Certificate of Designation) to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined in the Certificate of Designation). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Shares (together with certificates evidencing any Preferred Shares not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). Within 30 days after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company a certificate or certificates evidencing the Preferred Shares being converted. Buyer agrees to indemnify the Company for any losses the Company may have as a result of Buyer not delivering Preferred Shares which Buyer has converted into Common Shares.

     C. Buyer shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."

     D. The Company understands that a delay in the issuance of the shares of Common Stock issuable in lieu of cash dividends on the Preferred Shares or upon the conversion of the Preferred Shares or exercise of the Warrants beyond the applicable Dividend Payment Due Date (as defined in the Certificate of Designation), Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash dividends on the Preferred Shares or upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond five days from the Dividend Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable):

                         Compensation For Each 10 Shares
                        of Preferred Shares Not Converted
                         Timely or 500 Shares of Common
                          Stock Issuable In Payment of
                          Dividends or Upon Exercise of
 No. Business Days        Warrants Not Issued Timely
------------------        ---------------------------------

        1                    $  25
        2                       50
        3                       75
        4                      100
        5                      125
        6                      150
        7                      175
        8                      200
        9                      225
        10                     250
   more than 10      $250 + $100 for each Business
                     Day Late beyond 10 days

     The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer. In addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to deliver such shares of Common Stock within five business days after the relevant Dividend Payment Due Date, Delivery Date or Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion or exercise of Warrants by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

     VI.  Delivery Instructions

     The Securities shall be delivered by the Company to the Escrow Agent pursuant to Section I.B. hereof on a "delivery-against-payment basis" at the Closing.

     VII. Closing Date

     The date and time (the "Closing Date") of the issuance and sale of the First Closing Preferred Shares and the Warrants (the "Closing") shall be the date hereof or such other date as shall be mutually agreed upon in writing. The issuance and sale of the Securities shall occur at the applicable closing at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall not be authorized to release to the Company the Purchase Price or to Buyer the certificate(s) (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities being purchased by Buyer unless the applicable conditions set forth in Articles VIII and IX hereof have been satisfied. VIII. Conditions to the Company's Obligations

     I. Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

     A.  Delivery  by Buyer to the Escrow  Agent of the First  Closing  Purchase
Price;

     B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date; and

     C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     II. Buyer understands that the Company's obligation to sell the Securities on the date of the Second Closing (the "Second Closing Date") to Buyer pursuant to this Agreement is conditioned upon:

     A. Delivery by Buyer to the Escrow Agent of the Second Closing Purchase Price;

     B. The accuracy on the Second Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Second Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Second Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Second Closing Date; and

     C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     IX.  Conditions to Buyer's Obligations

     I. The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

     A. Delivery by the Company to Buyer of evidence that the Certificate of Designation has been filed and is effective;

     B. Delivery by the Company to the Escrow Agent of one or more certificates (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

     C. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Buyer by delivery of the certificate of the chief executive officer of the Company to that effect;

     D. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to Buyer as to the matters set forth in Annex A;

     E. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on Nasdaq, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof; F. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

     G. The Company shall have delivered to Buyer (as provided in the Escrow Instructions) reimbursement of Buyer's out-of-pocket costs and expenses, whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel), of $50,000;

     H. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

     I. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 3,000,000 shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares;

     J. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company; and

     K. Buyer shall have received such additional documents, certificates, payment, assignments, transfers and other delivers, as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

     II. The Company understands that Buyer's obligation to purchase the Second Closing Preferred Shares on the Second Closing Date pursuant to this Agreement is conditioned upon:

     A. Delivery by the Company to Buyer of evidence that the Certificate of Designation has been filed and is effective;

     B. Delivery by the Company to the Escrow Agent of one or more certificates (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities to be purchased by Buyer at the Second Closing pursuant to this Agreement;

     C. The accuracy on the Second Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Second Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Second Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Second Closing Date, all of which shall be confirmed to Buyer by delivery of the certificate of the chief executive officer of the Company to that effect;

     D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on Nasdaq, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

     E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

     F. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

     G. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company; and

     H. Buyer shall have received such additional documents, certificates, payment, assignments, transfers and other delivers, as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

     X.   Termination

     A. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

     B. Termination by the Company or Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on June 30, 2000 (the "Latest Closing Date"); provided, however, that the right to terminate this Agreement pursuant to this
Section X.B. shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the Closing to occur at or before such time and date; provided, further, however, that if the Closing shall not have occurred on or prior to the Latest Closing Date, the Closing may only occur after the Latest Closing Date with the written consent of Buyer.

     C. Termination by Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company of any representation or warranty made by it in this Agreement, (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably likely to have a Material Adverse Effect or (iv) the Company shall have failed to satisfy the conditions provided in Article IX hereof.

     D. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer of any representation or warranty made by it in this Agreement.

     E. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article X, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of
Article XI, this Section X.E and Section X.F shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

     F. Fees and Expenses of Termination. If this Agreement is terminated for any reason, the Company shall promptly reimburse Buyer for all of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and the other Documents (including, without limitation, the fees and disbursements of Buyer's legal counsel).

     XI.  Survival; Indemnification

     A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. The Company hereby agrees to indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Buyer Indemnitees for all out of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     3. the purchase of the Preferred Shares and the Warrants, the conversion of the Preferred Shares and the exercise of the Warrants and the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Buyer is a party thereto; or

     4. resales of the Common Shares by Buyer in the manner and as contemplated by this Agreement and the Registration Rights Agreement.

     C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel) in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of Buyer's representations or warranties contained in this Agreement or the other
Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; or

     2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Article XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the
Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     XII. Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

     XIII. Submission to Jurisdiction

     Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and the other
Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Article XIX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     XIV. Waiver of Jury Trial

     TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS
AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

     XV.  Counterparts; Execution

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     XVI. Headings

     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     XVII. Severability

     In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     XVIII. Entire Agreement; Remedies, Amendments and Waivers

     This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     XIX. Notices

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

            A.    if to the Company, to:

                  PHC, Inc.
                  200 Lake Street, Suite 102
                  Peabody, MA 01960
                  Attention:  Bruce Shear
                  (978) 536-2777
                  (978) 536-2677 (fax)

                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attention:  Arnold R. Westerman
                  (202) 857-6000
                  (202) 857-6395 (fax)

            B.    if to Buyer, to:

                  The Shaar Fund Ltd.
                  c/o Levinson Capital Management
                  2 World Trade Center, Suite 1820
                  New York, NY 10048
                  Attention:  Samuel Levinson
                  (212) 432-7711
                  (212) 432-7771 (Fax)
                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

            C.    if to the Escrow Agent, to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

     The Company, Buyer or the Escrow Agent may change the foregoing address by notice given pursuant to this Article XIX.

     XX.  Confidentiality

     Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-B under the Securities Act and the Exchange Act).

     XXI. Assignment

     This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of Buyer in compliance with and pursuant to applicable Laws.

                            [SIGNATURE PAGE FOLLOWS.]

     In Witness Whereof, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                       PHC, Inc.


                                       By: Name:   /s/  Bruce A. Shear
                                           Title:       President


                                       The Shaar Fund Ltd.


                                       By:  Intercaribbean Services (the
                                            sole director of The Shaar Fund)


                                       By:  _____________________________
                                            Name:
                                            Title:


                                       By:  CITA Investments (a sub-advisor
                                            to Shaar Advisors Services, N.V.,
                                            the Advisor to The Shaar Fund)


                                       By:  Name:  /s/ Uri Wolfson
                                            Title:

                                                                       EXHIBIT A

                         COMMON STOCK PURCHASE WARRANTS

                           CERTIFICATE OF DESIGNATION

                                                                       EXHIBIT C

                               ESCROW INSTRUCTIONS

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                                             SCHEDULE III.A.1.

                     EXERCISE PRICES OF OPTIONS AND WARRANTS

                                                             SCHEDULE III.A.3.

   PREEMPTIVE, SUBSCRIPTION, "CALL," RIGHT OF FIRST REFUSAL OR SIMILAR RIGHTS

                                                            SCHEDULE III.A.4.

                                  SUBSIDIARIES

                                                             SCHEDULE III.A.5.

                                     MINUTES

                                                             SCHEDULE III.C.

                         ISSUANCES AND SALES OF SECURITY

                                                              SCHEDULE III.F.

                                  CONTRAVENTION

                                                               SCHEDULE III.J.

                                 FULL DISCLOSURE

                                                             SCHEDULE III.K.

                                   LITIGATION

                                                               SCHEDULE III.L.

                                EVENTS OF DEFAULT

                                                             SCHEDULE III.O.

                           RELATED PARTY TRANSACTIONS

                             SECURITIES LAW MATTERS

                                                               SCHEDULE III.R.

                              ENVIRONMENTAL MATTERS

                                                               SCHEDULE III.T.

                                  ERISA MATTERS

                                                               SCHEDULE III.V.

                                    PROPERTY

                                                               SCHEDULE III.W.

                              INTELLECTUAL PROPERTY

                                                               SCHEDULE III.Y.

                               REGISTRATION RIGHTS

474476.8

                                                                         ANNEX A

                                 FORM OF OPINION
                                (Outside Counsel)

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Massachusetts, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties or conducts business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Commission Filings.

     2. The authorized capital stock of the Company consists of 20,000,000 shares of class A Common Stock, par value $.01 per share (the "Common Stock"), 2,000,000 shares of class B Common Stock, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

     3. When delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Documents, the Securities will be duly authorized and validly issued, fully paid and nonassessable.

     4. The Company has the requisite corporate power and authority to enter into the Documents and to sell and deliver the Securities as described in the Documents; each of the Documents has been duly and validly authorized by all necessary corporate action by the Company; each of the Documents has been duly and validly executed and delivered by and on behalf of the Company, and is valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

     5. When issued, the Preferred Shares and the Warrants shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Conversion Shares and Warrant Shares issuable upon conversion or exercise, respectively, of the Preferred Shares and the Warrants, respectively, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

     6. Based on Buyer's representations contained in this Agreement, the offer and sale of the Preferred Shares and the Warrants are exempt from the registration requirements of the Securities Act. 7. Neither the Company nor any of its subsidiaries is, or will be after the consummation of the transactions contemplated by this Agreement and the other Documents and the use of the proceeds from the sale of the Securities, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                 FORM OF OPINION
                                (Inside Counsel)

     8. Except as set forth on the Schedules to the Securities Purchase Agreement, the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated thereby, including, without limitation, the filing of the Certificate of Designation with the Massachusetts Secretary of State's office, do not, and compliance with the provisions of the Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its
Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit known to us and applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law applicable to, or, to the best of our knowledge, any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. To the best of our knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby.

     9. To the best of our knowledge, other than as described in the Commission Filings, there are no outstanding options, warrants or other securities exercisable or convertible into Common Stock of the Company.

     10. There is no action, suit, claim, inquiry or investigation pending or, to the best of our knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

Exhibit 4.36

THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT.


                    Number of Shares of Common Stock: 125,000
                                  Warrant No. 1

                          COMMON STOCK PURCHASE WARRANT

                           To Purchase Common Stock of

                                    PHC, Inc.

     This Is To Certify That The Shaar Fund Ltd., or registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from PHC, Inc., a Massachusetts corporation (the "Company"), 125,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to $3.00. subject to adjustment as provided herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

     1. Definitions

     As used in this Common Stock Purchase Warrant (this "Warrant"), the following terms shall have the respective meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

     "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP (assuming the payment of the exercise prices for such shares) by BDO Seidman, LLP or any other firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Holder.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other
federal  agency  then   administering  the  Securities  Act  and  other  federal
securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the class A Common Stock, par value $.01 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common

Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" shall mean on any date of determination the closing bid price of a Common Share on such day as reported on Nasdaq; provided, if such security bid is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.

     "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, as set forth in the first paragraph hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

     "Expiration Date" shall mean June 28, 2003.

     "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining Book Value or net income per share.

     "Fundamental Corporate Change" shall have the meaning set forth in Section 4.4.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

     "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

     "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported on the Nasdaq SmallCap Market ("Nasdaq") for the five trading days immediately preceding the Closing Date.

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
     "Other Property" shall have the meaning set forth in Section 4.4.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Registration   Rights  Agreement"  shall  mean  the  Registration   Rights
Agreement dated as of a date even herewith between the Company and The Shaar Fund Ltd., as it may be amended from time to time.

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on their exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Securities   Purchase   Agreement"  shall  mean  the  Securities  Purchase
Agreement dated as of a date even herewith between the Company and The Shaar Fund Ltd., as it may be amended from time to time.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Transfer Notice" shall have the meaning set forth in Section 9.2.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

     "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

     "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

     All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

2.    Exercise of Warrant
2.1   Manner of Exercise

     From and after the Closing Date and until 5:00 p.m., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

     In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 200 Lake Street, Suite 102, Peabody, MA 01960, or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) to the extent such exercise is not being effected through a Cashless Exercise, payment of the Warrant Price in cash or wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

     Simultaneously with the exercise of this Warrant, payment in full of the Warrant Price shall be made, at the option of the Holder, (i) by payment of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank, (ii) through a net exercise without payment of the Warrant Price in cash by providing notice to the Company of the Holder's election to receive a number of shares of Common Stock in a Cashless Exercise equal to the product of
(1) the number of shares for which such Warrant is exercisable with payment in cash of the Warrant Price as of the date of exercise and (2) the Cashless Exercise Ratio or (iii) by any combination of clauses (i) and (ii). For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Price per share of the Common Stock on the date of exercise over the Current Warrant Price as of the date of exercise, and the denominator of which is the Current Market Price per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with clause (ii) above is herein called a "Cashless Exercise." Following a Cashless Exercise, this Warrant shall be canceled in all respects with regard to (a) the number of shares of Common Stock issued in accordance with the Cashless Exercise plus (b) the number of shares used as consideration for the Cashless Exercise.

2.2   Payment of Taxes and Charges

     All shares of Common  Stock  issuable  upon the  exercise  of this  Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

2.3   Fractional Shares

     The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the Closing Date.

2.4   Continued Validity

     A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder) shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.

3.    Transfer, Division and Combination
3.1   Transfer

     Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

3.2   Division and Combination

     Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Sections 3.1 and 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3   Expenses

     The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrants or Warrants under this Section 3.

3.4   Maintenance of Books

     The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.    Adjustments

     The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this
Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1   Stock Dividends, Subdivisions and Combinations

     If at any time the Company shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock;

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

4.2   Certain Other Distributions

     If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a)   cash;

(b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock); or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock);


then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised the Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.1.

4.3   Other Provisions Applicable to Adjustments under this Section

     The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

(a) When Adjustments to be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

(c) When Adjustment not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to Holder.

4.4 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets

     In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate
Change. In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.4 shall similarly apply to successive Fundamental Corporate Change.

4.5   Other Action Affecting Common Stock

     In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

4.6   Certain Limitations

     Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.    Notices to Holder
5.1   Notice of Adjustments

     Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by Holder.

5.2   Notice of Corporate Action

     If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

     (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

6.    No Impairment

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. Reservation and Authorization of Common Stock

     From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

     Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8.    Taking of Record; Stock and Warrant Transfer Books

     In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of record of such holders, the Company will in each case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.    Restrictions on Transferability

     The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

9.1   Restrictive Legend

(a) Holder, by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

     Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows until such securities have been sold pursuant to an effective registration statement under the Securities Act:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

(b) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT."

9.2   Notice of Proposed Transfers

     Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give ten days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such

Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the
Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2 that such opinion is reasonably satisfactory.

9.3   Required Registration

     Pursuant to the terms and conditions set forth in Registration Rights Agreement, the Company shall prepare and file with the Commission not later than the 60th day after the Closing Date, a Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but no later than 150 days after the Closing Date.

9.4   Termination of Restrictions

     Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

            "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON __________, _____, AND ARE OF NO FURTHER FORCE AND EFFECT.

     All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

9.5   Listing on Securities Exchange

     If the Company shall list any shares of Common Stock on any securities exchange or quotation system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

10.   Supplying Information

     The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.   Loss or Mutilation

     Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.   Office of the Company

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.   Limitation of Liability

     No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.   Miscellaneous
14.1  Nonwaiver and Expenses

     No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14.2  Notice Generally

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

            (a)   if to the Company, to:

                  PHC, Inc.
                  200 Lake Street, Suite 102
                  Peabody, MA 01960
                  Attention:  Bruce Shear
                  (978) 536-2777
                  (978) 536-2677 (fax)

                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attention:  Arnold R. Westerman
                  (202) 857-6000
                  (202) 857-6395 (fax)

            (b)   if to the Holder, to:

                  The Shaar Fund Ltd.,
                  c/o Levinson Capital Management
                  2 World Trade Center, Suite 1820
                  New York, NY 10048
                  Attention:  Samuel Levinson
                  (212) 432-7711
                  (212) 432-7771 (Fax)

                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

14.3  Indemnification

     The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

14.4  Remedies

     Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

14.5  Successors and Assigns

     Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

14.6  Amendment

     This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

14.7  Severability

     Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

14.8  Headings

     The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

14.9  Governing Law

     This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflicts of law.

                            [SIGNATURE PAGE FOLLOWS.]

CWT\NYLIB1\474478.2

     In Witness Whereof, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  June 28, 2000


                                       PHC, Inc.




                                       By: Name:   /s/  Bruce A. Shear
                                           Title:       President

Attest:




 By:  Name:   /s/  Paula C. Wurts
      Title:       Chief Financial Officer

                                                                       EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of PHC, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is



and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.




------------------------------------------------------------------------------
                                             (Name of Registered Owner)




------------------------------------------------------------------------------
                                           (Signature of Registered Owner)




------------------------------------------------------------------------------
                                                  (Street Address)




------------------------------------------------------------------------------
                                      (City)         (State)       (Zip Code)


                                       Notice:    The    signature    on    this
                                       subscription  must  correspond  with  the
                                       name  as  written  upon  the  face of the
                                       within   Warrant  in  every   particular,
                                       without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

     For Value Received the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                     No. of Shares of
Name and Address of Assignee                           Common Stock




and does hereby irrevocably constitute and appoint



attorney-in-fact to register such transfer on the books of PHC, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:



------------------------------------------------------------------------------
                                                    (Print Name)



------------------------------------------------------------------------------
                                                     (Signature)



------------------------------------------------------------------------------
                                               (Print Name of Witness)



------------------------------------------------------------------------------
                                                (Witness's Signature)


                                       Notice: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.